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                            ASSET PURCHASE AGREEMENT

                                  by and among

                          SMARTALK TELESERVICES, INC.,

               certain SUBSIDIARIES of SmarTalk TeleServices, Inc.

                                       and

                                   AT&T CORP.


                                ----------------

                                   Dated as of

                                January 19, 1999



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

                                TABLE OF CONTENTS



                                   ARTICLE 1

                                  Definitions

                                                                          Page
                                                                          Number
                                                                          ------

Section 1.1 Specific Definitions ..........................................    2
Section 1.2 Other Terms ...................................................   16
Section 1.3 Knowledge Qualifiers ..........................................   16


                                    ARTICLE 2

                             Sale of Assets; Closing

Section 2.1 Assets to Be Acquired .........................................   16
Section 2.2 Excluded Assets ...............................................   18
Section 2.3 Assumption of Liabilities .....................................   19
Section 2.4 No Other Liabilities Assumed ..................................   20
Section 2.5 Tax Treatment .................................................   20
Section 2.6 Consideration .................................................   21
Section 2.7 Time and Place of Closing .....................................   21
Section 2.8 Designation of Affiliates by Buyer ............................   21


                                    ARTICLE 3

                   Representations and Warranties of Sellers

Section 3.1 Incorporation .................................................   22
Section 3.2 Authorization .................................................   22
Section 3.3 Financial Statements ..........................................   23
Section 3.4 Absence of Undisclosed Liabilities ............................   24
Section 3.5 Assets ........................................................   24
Section 3.6 Absence of Certain Changes ....................................   25
Section 3.7 Litigation; Orders ............................................   28
Section 3.8 Intellectual Property .........................................   28
Section 3.9 Licenses, Approvals, Other
            Authorizations, Consents, Reports,
            Etc ...........................................................   29
Section 3.10 Labor Matters ................................................   30
Section 3.11 Compliance with Laws .........................................   31
Section 3.12 Contracts ....................................................   31

                                                                          Page
                                                                          Number
                                                                          ------

Section 3.13 Real Property ................................................   33
Section 3.14 Employee Benefit Plans and Related
             Matters ......................................................   34
Section 3.15 Customers ....................................................   35
Section 3.16 Product Warranties ...........................................   35
Section 3.17 Year 2000 Problems ...........................................   35
Section 3.18 Environmental and Safety Matters .............................   36
Section 3.19 Fees and Expenses ............................................   36
Section 3.20 Interested Party Transactions ................................   37
Section 3.21 Fairness Opinion .............................................   37
Section 3.22 Board Approval and Recommendation ............................   37
Section 3.23 Applicability of State Takeover
             Laws .........................................................   37
Section 3.24 Disclosure ...................................................   37


                                    ARTICLE 4

                     Representations and Warranties of Buyer

Section 4.1 Incorporation; Authorization; Etc .............................   39
Section 4.2 Licenses, Approvals, Other
            Authorizations, Consents, Reports,
            Etc ...........................................................   39
Section 4.3 Brokers, Finders, Etc .........................................   39
Section 4.4 Financing .....................................................   39


                                    ARTICLE 5

                         Covenants of Sellers and Buyer

Section 5.1 Conduct of Business ...........................................   40
Section 5.2 Access to Information .........................................   43
Section 5.3 HSR Act Filings and Other .....................................   45
            Regulatory Approvals; Reasonable
            Efforts; Notification; Consents ...............................   45
Section 5.4 Cure of Defaults ..............................................   48
Section 5.5 Bankruptcy Filings, Covenants and
            Agreements ....................................................   48
Section 5.6 New Contracts .................................................   49
Section 5.7 Sellers' Use of SmarTalk Name .................................   49
Section 5.8 Public Announcements ..........................................   50
Section 5.9 Further Assurances ............................................   50
Section 5.10 Company Board Determination ..................................   50

                                                                          Page
                                                                          Number
                                                                          ------

                                    ARTICLE 6

                         Employers and Employee Benefits

Section 6.1 Employment of Sellers' Employees ..............................   50
Section 6.2 Employee Benefits Generally for
            Transitioned Employees ........................................   52
Section 6.3 Welfare and Fringe Benefit Plans ..............................   53
Section 6.4 Workers' Compensation .........................................   53
Section 6.5 Employment Taxes ..............................................   54
Section 6.6 Stock Options and Stock Plans .................................   54


                                    ARTICLE 7

                                   Tax Matters

Section 7.1 Tax Representations ...........................................   55
Section 7.2 Tax Matters ...................................................   55


                                    ARTICLE 8

                    Conditions of Buyer's Obligation to Close

Section 8.1 Representations, Warranties and
            Covenants of Sellers ..........................................   56
Section 8.2 Filings; Consents; Waiting Periods ............................   56
Section 8.3 No Material Adverse Effect ....................................   57
Section 8.4 No Injunction .................................................   57
Section 8.5 Legal Opinion .................................................   57
Section 8.6 Bankruptcy Court Related Conditions ...........................   57
Section 8.7 Assumed Contracts .............................................   58
Section 8.8 Minimum Purchase Price ........................................   58


                                    ARTICLE 9

                   Conditions of Sellers' Obligation to Close

Section 9.1 Representations, Warranties and
            Covenants of Buyer ............................................   59
Section 9.2 Filings; Consents; Waiting Periods ............................   59
Section 9.3 No Injunction .................................................   59
Section 9.4 Bankruptcy Court Approval .....................................   59
Section 9.5 Minimum Purchase Price ........................................   59

                                                                          Page
                                                                          Number
                                                                          ------


                                   ARTICLE 10

                            Survival; Indemnification

Section 10.1 Indemnification by Sellers ...................................   60
Section 10.2 Indemnification by Buyer .....................................   61
Section 10.3 Losses Net of Insurance, Etc .................................   61
Section 10.4 Termination of Indemnification ...............................   61
Section 10.5 Indemnification Procedures ...................................   62
Section 10.6 Indemnity Payments ...........................................   64


                                   ARTICLE 11

                              Deliveries at Closing

Section 11.1 Sellers' Deliveries at Closing ...............................   64
Section 11.2 Buyer's Deliveries at Closing ................................   65
Section 11.3 Required Documents ...........................................   66


                                   ARTICLE 12

                                   Termination

Section 12.1 Termination ..................................................   66
Section 12.2 Procedure and Effect of Termination ..........................   68


                               ARTICLE 13

                       Purchase Price Adjustments

Section 13.1 Estimated Purchase Price Adjustment ..........................   68
Section 13.2 Post-Closing Purchase Price
             Adjustment ...................................................   69


                                   ARTICLE 14

                                  Miscellaneous

Section 14.1 Survival of Representations and
             Warranties, Etc ..............................................   71
Section 14.2 Survival of Covenants ........................................   71
Section 14.3 Higher and Better Offers .....................................   71
Section 14.4 Bankruptcy Court Approval ....................................   72
Section 14.5 Company as Agent and Representative ..........................   72

                                                                          Page
                                                                          Number
                                                                          ------


Section 14.6  Notices .....................................................   72
Section 14.7  Amendments; No Waivers ......................................   74
Section 14.8  Successors and Assigns ......................................   74
Section 14.9  Entire Agreement; No Third Party
              Beneficiaries ...............................................   74
Section 14.10 Counterparts ................................................   74
Section 14.11 Interpretation; Absence of
              Presumption .................................................   75
Section 14.12 Severability ................................................   75
Section 14.13 Remedies Cumulative .........................................   75
Section 14.14 Specific Performance ........................................   75
Section 14.15 Governing Law ...............................................   75
Section 14.16 Arbitration .................................................   76

                                    EXHIBITS

Exhibit 1                 Letter Agreement
Exhibit 2                 DIP Credit Agreement
Exhibit 2.6               Form of Holdback Note
Exhibit 5.5(a)            Forms of Bankruptcy Court Petitions and
                          Filings:
                          Interim Financing Order
                          Final Financing Order
                          Sale Procedures Order
Exhibit 8.6               Form of Bankruptcy Court Approval Order
Exhibit 12.1(i)           Third Quarter Performance Baseline
Exhibit 13.1              Purchase Price Adjustment Computation
                          Procedures

                         SCHEDULES

Schedule 1             Additional Signatories
Schedule 2             Pending Litigation
Schedule 2.1(n)        Retained Guarantees, Warranties, Indemnities
Schedule 2.1(o)        Retained Rights to Cause of Action, Lawsuits, Judgments,
                       Claims and Demands
Schedule 2.1(p)        Insurance Policies
Schedule 2.2           Excluded Assets
Schedule 2.3(e)        SSB Engagement Letter
Schedule 2.4           Certain Excluded Liabilities
Schedule 3.1(a)        Deficiencies in Business Licenses, Qualifications and
                       Good Standing Certification
Schedule 3.1(b)        Subsidiaries and Joint Ventures
Schedule 3.2           Consents
Schedule 3.3           Deviations from GAAP; Historically Reflected Assets and
                       Liabilities
Schedule 3.4           Undisclosed Liabilities
Schedule 3.5           Encumbrances on Assets
Schedule 3.6           Certain Changes
Schedule 3.7           Litigation
Schedule 3.8(a)        Intellectual Property
Schedule 3.8(d)        Due Registration of Intellectual Property
Schedule 3.9(a)(i)     FCC Licenses
Schedule 3.9(a)(ii)    Other Licenses
Schedule 3.9(b)(i)     FCC Tariffs
Schedule 3.9(b)(ii)    Other Tariffs
Schedule 3.9(b)(iii)   Services Offered Without Tariffs
Schedule 3.9(d)        Telecommunications Facilities
Schedule 3.10          Labor Disputes
Schedule 3.11          Compliance with Laws
Schedule 3.12          Contracts
Schedule 3.12(c)       Notices, Defaults and Consents
Schedule 3.13(b)(i)    Leased Real Estate
Schedule 3.13(b)(ii)   Compliance with Real Estate Laws
Schedule 3.13(b)(iii)  Encumbrances on Leased Real Estate
Schedule 3.15          Customers
Schedule 3.16          Product Warranties
Schedule 3.20          Interested Parties
Schedule 4.2           Governmental Filings and Consents by Buyer
Schedule 5.1           Conduct of Business
Schedule 6.1(b)        Employees
Schedule 6.1(d)        Severance Benefits for Transitioned Employees Who are
                       Regular Employees

                  THIS ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of January 19, 1999, is by and among SmarTalk TeleServices, Inc., a California corporation (the "Company"), the subsidiaries of the Company set forth on the signature page hereto and in Schedule 1 (collectively, with the Company, "Sellers"), and AT&T Corp., a New York corporation (together with any designated affiliates, "Buyer").

                  WHEREAS, the Company, directly and through its subsidiaries, is in the business of developing, manufacturing, distributing, servicing, marketing, selling and providing prepaid telecommunications products and services, including prepaid local and long-distance calling cards and prepaid wireless telephones and services (the "Business");

                  WHEREAS, Sellers wish to sell to Buyer substantially all of the assets, business and goodwill of the Business, and Buyer wishes to purchase such assets, properties, business and goodwill and to assume those liabilities relating to the Business as are specified herein, excluding all Excluded Liabilities (as defined herein), all upon the terms and subject to the conditions set forth herein;

                  WHEREAS, the senior management and the Board of Directors of the Company have determined that, in light of the Company's deteriorating financial and operating condition, it is necessary and urgent that the Company and its subsidiaries file petitions for relief under the Bankruptcy Code (as defined herein), and that an immediate sale of the Assets (as defined herein) pursuant to Section 363 of the Bankruptcy Code is necessary and urgent in order to preserve the value ultimately available to the creditors and shareholders of the Company and its subsidiaries;

                  WHEREAS, concurrently herewith each Filing Seller (as defined herein) is filing with the Bankruptcy Court a petition for relief under the
Section 301 of the Bankruptcy Code and a motion for authorization to sell the Assets to Buyer pursuant to Section 363(b) of the Bankruptcy Code;

                  WHEREAS,   Buyer  and  Sellers  have  entered  into  a  letter
agreement dated as of the date hereof (the "Letter Agreement"), providing among other things, for payments to Buyer in certain circumstances;

                  NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE 1

                                   Definitions


Section 1.1. Specific Definitions. As used in this Agreement the following terms shall have the following respective meanings:

                  "Accounting Firm" has the meaning set forth in 13.2(c).

                  "Action"  means  any  action,  suit,   arbitration,   inquiry,
proceeding or investigation by or before any Governmental Authority of any nature, civil, criminal, regulatory or otherwise, in law or in equity.

                  "Adjustment  Consent"  has the  meaning  set forth in  Exhibit
13.1.

                  "Affiliate" (and, with a correlative meaning, "affiliated") means, with respect to any person, any direct or indirect subsidiary of such person, and any other person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such first person, and, if such a person is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any person who is controlled by any such member or trust. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

                  "Agreement" has the meaning set forth in the first paragraph hereof.

                  "Allocation" has the meaning set forth in Section 2.5.

                  "Antitrust Laws" means and includes the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state, foreign and multinational (including European Community) statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

                  "Applicable Law" means all applicable provisions of all (a) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any Governmental Authority, (b) Governmental Approvals and (c) orders, decisions, writs, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

                  "Assets" has the meaning set forth in Section 2.1.

                  "Asset Purchase" means the consummation of the transactions described in Section 2.1.

                  "Assignment and Assumption Agreement" means a Bill of Sale, Assignment and Assumption Agreement in such form as may be agreed to by Buyer and the Company.

                  "Associate" or "associate" has the meaning ascribed to it in Rule 405 promulgated under the Securities Act.

                  "Assumed  Contracts" means,  except as otherwise  indicated on
Schedule 2.2, every (1) Customer Agreement, (2) Contract that is of the type referred to in clauses (ii), (iii), (iv), (vi), (ix) and (x) of Section 3.12(a) and is set forth and indicated as such on Schedule 3.12(a), (3) Important New Contract for which an Important New Contract Consent is received in accordance with Section 5.6, and (4) executory agreement, contract, commitment and other instrument and arrangement (whether written or oral) to which any Seller or any Affiliate is a party or by which it is bound or affected in connection with or Related to the Business that (x) is not an Important New Contract and (y) is not required to be disclosed on Schedule 3.12 pursuant to clauses (ii), (iii), (iv) and (vi) of Section 3.12(a) solely because of the minimum dollar values set forth in such clauses, as applicable.

                  "Assumed Intellectual Property" means any Intellectual Property, and shall include the name "SmarTalk," all names, marks, trade names, trademarks, trade dress, and service marks, or rights to use such, incorporating the name "SmarTalk," and any logos or representations based thereon, derived therefrom or used in conjunction therewith.

                  "Assumed Leases" has the meaning set forth in Section 3.13(b).

                  "Assumed  Liabilities"  has the  meaning  set forth in Section
2.3.

                  "Audited 1998 Financial Statements" has the meaning set forth in Section 5.11.

                  "Balance Sheet" means the balance sheet as at September 30, 1998 included in the Recent 10-Q.

                  "Balance Sheet Date" means September 30, 1998.

                  "Bankruptcy  Cases"  has the  meaning  set  forth  in  Section
5.5(a).

                  "Bankruptcy Code" means Title 11 of the United States Code, as amended.

                  "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware or any other court having jurisdiction over Bankruptcy Cases from time to time.

                  "Bankruptcy  Court  Approval"  has the  meaning  set  forth in
Section 8.6(a).

                  "Bankruptcy Filings" has the meaning set forth in Section 5.5(a).

                  "Bankruptcy Plan Confirmation Date" means the date that the order of the Bankruptcy Court confirming a plan of reorganization for the Sellers in accordance with Chapter 11 of the Bankruptcy Code becomes a Final Order.

                  "Business" has the meaning set forth in the recitals hereto.

                  "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close. Any event the scheduled occurrence of which would fall on a day that is not a Business Day shall be deferred until the next succeeding Business Day.

                  "Buyer" has the meaning set forth in the first paragraph hereof.

                  "Buyer Indemnitees" has the meaning set forth in Section 10.1.

                  "Buyer Minimum Amount" means the Purchase Price (prior to any adjustment pursuant to Article 13) minus $70,000,000.

                  "Buyer's Welfare Plans" has the meaning set forth in Section 6.3(a).

                  "Cardinal/CTN Service" means the call processing service for Sellers' Canadian traffic which accounted for approximately 13,662,300 of the decremented minutes processed in the third fiscal quarter of 1998.

                  "CERCLA"  means  the  Comprehensive   Environmental  Response,
Compensation and Liability Act, as amended, 42 U.S.C. ss. 9601 et seq.

                  "CGCL" has the meaning set forth in Section 3.23.

                  "Claims" has the meaning set forth in Section 2.2(d).

                  "Closing" has the meaning set forth in Section 2.7.

                  "Closing Balance Sheet" has the meaning set forth in Section 13.2(b).

                  "Closing  Cash Flow  Statement"  has the  meaning set forth in
Section 13.2(b).

                  "Closing Date" means the date on which the Closing occurs.

                  "Closing Minutes and Revenues Statement" has the meaning set forth in Section 13.2(b).

                  "Closing Statements" has the meaning set forth in 13.2(b).

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Communications Laws" means the Communications Act of 1934, as amended, the Telecommunications act of 1996, as amended, and, in each case, the rules, precedents and policies of the FCC promulgated thereunder.

                  "Company" has the meaning set forth in the first paragraph hereof.

                  "Company  Board  Determination"  has the  meaning set forth in
Section 3.22.

                  "Company Option" means every option, warrant or similar right to purchase Company Shares (or securities or debt instruments convertible into Company Shares) issued or granted by the Company or any of its subsidiaries, including, without limitation, Company Plan Options.

                  "Company  Plan  Options"  has the meaning set forth in Section
6.6.

                  "Company Shares" means shares of common stock, without par value, of the Company.

                  "Confidentiality  Agreement"  has the  meaning  set  forth  in
Section 14.9(a).

                  "Conquest Platform" means the call processing platform located in Columbus, Ohio owned and operated by Sellers on which approximately 151,320,181 minutes were processed in the third fiscal quarter of 1998.

                  "Consent" means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any person, including but not limited to any Governmental Authority.

                  "Consultant" means an individual or entity performing services for any Seller or any of their Affiliates as a consultant or independent contractor.

                  "Contracts" has the meaning set forth in Section 3.12(a).

                  "Current Assets" has the meaning set forth in Exhibit 13.1.

                  "Current  Liabilities"  has the  meaning  set forth in Exhibit
13.1.

                  "Customer Agreements" means any written or oral contract or agreement pursuant to which any Seller provides or sells products or services of the Business, other than, unless an Important New Contract Consent is received with respect thereto, any such contract or agreement which would also be an Important New Contract.

                  "Decremented Minutes" means the sum of (A) US Equivalent Minutes for the Long Distance Segment from the GTI Platform, Conquest Platform, West/Voice Choice and Cardinal/CTN Service and (B) Link/ODC Decremented Unit Equivalents, but specifically excludes any amounts relating to the following relationships or Customer Agreements: (i) New

Media Pass-Through,  oral agreement with West Teleservices described in Schedule
3.12 and the MCI Services Agreement; and (ii) any new Customer Agreements entered into between the date hereof and Closing.

                  "DIP Credit Agreement" means the credit agreement and related documentation set forth as Exhibit 2.

                  "Disclosure" has the meaning set forth in Section 3.24.

                  "Domestic Corporation" has the meaning set forth in Section 7.2(b).

                  "EBITDA" means earnings before interest and taxes plus depreciation and amortization determined in accordance with GAAP consistently applied, except that it shall exclude any accrual reversals and shall be net of any marketing development fund, co-op fund or advertising or similar retailer incentive capitalized for reporting purposes pursuant to GAAP consistently applied (i.e., as if any such capitalized amounts had been fully expensed in the relevant period).

                  "Effective  Time of  Employment"  has the meaning set forth in
Section 6.1(b).

                  "Employee" means any person employed by Sellers, whether in a full-time, part-time, or temporary capacity, in the operation of the Business pursuant to any contract, agreement or other arrangement.

                  "Employee Benefit Plan" means any employee benefit plan, program, policy, practices, or other arrangement providing benefits to any current or former employee, officer or director of the Company or any of its subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by the Company or any of its subsidiaries or to which the Company or any of its subsidiaries contributes or is obligated to contribute, whether or not written, including without limitation any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or agreement.

                  "Encumbrances" means mortgages, liens, encumbrances, restrictions upon voting or transfer, security interests, covenants, conditions, restrictions, claims, charges, options, rights of first refusal, rights of use or occupancy or other legal or equitable encumbrances and any other matters affecting title (including, in the case of real property, rights-of-way, easements and encroachments) or any other interest in property.

                  "Environmental Laws" means all Applicable Laws relating to the protection of the environment, to human health and safety, or to any emission, discharge, generation, processing, storage, holding, abatement, existence, Release, threatened release or transportation of any Hazardous Substances, including (a) CERCLA, the Resource Conservation and Recovery Act, and the Occupational Safety and Health Act, (b) all other requirements pertaining to reporting, licensing, permitting, investigation or remediation of emissions, discharges, Releases or threatened Releases of Hazardous Substances into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or handling of Hazardous Substances, and (c) all other requirements pertaining to the protection of the health and safety of employees or the public.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

                  "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

                  "Estimated Adjustments" has the meaning set forth in Exhibit 13.1.

                  "Estimated Purchase Price Adjustment" has the meaning set forth in Section 13.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Excluded Assets" has the meaning set forth in Section 2.2.

                  "Excluded  Liabilities"  has the  meaning set forth in Section
2.4.

                  "Excluded Taxes" means (a) any Nonincome Taxes relating to the Business, the Assets or the Assumed Liabilities for any Pre-Closing Tax Period and (b) any Income Taxes of any of the Sellers or any of their respective Affiliates for any period. For purposes of this Agreement, in the case of any Straddle Period, (i) Property Taxes for the Pre-Closing Tax Period shall be equal to the amount of such Property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the number of days in the entire Straddle Period, and (ii) Taxes (other than Property Taxes) for the Pre-Closing Tax Period shall be computed as if such taxable period ended as of the close of business on the Closing Date.

                  "FCC" has the meaning set forth in Section 3.9(a).

                  "FCC Section 214 Authority" means the authorization granted by the FCC authorizing the Company to resell international services.

                  "FICA" has the meaning set forth in Section 6.5(a).

                  "Filing Date" means January 19, 1999.

                  "Filing Sellers" means the Sellers other than, to the extent it is impracticable or inadvisable to include such entities in the Bankruptcy Cases, the Foreign Subs.

                  "Foreign Subs" means Canada Telecom Network Inc., ConQuest Operator Services (U.K.) Ltd., CTN Interactive, Inc., SmarTalk Canada Inc., and SmarTalk TeleServices (U.K.) Ltd.

                  "Final Determination" means (a) in respect of U.S. Federal income taxes, a "determination" as defined in Section 1313(a) of the Code or the execution of an IRS Form 870-AD, and (b) in respect of Taxes other than U.S. Federal income taxes, any final determination of liability in respect of a Tax that, under applicable law, is not subject to further appeal, review or modification through proceedings or otherwise (including the expiration of a statute of limitations or a period for the filing of claims for refunds, amended returns or appeals from adverse determinations).

                  "Final   Financing   Order"  means  a  final  financing  order
substantially in the form set forth in Exhibit 5.5(a)

                  "Final Order" means an order or judgment of the Bankruptcy Court (a) that is not the subject of a pending appeal, petition for certiorari, or other proceedings for review, rehearing, or reargument, (b) that has not been reversed, stayed, modified or amended, and (c) respecting which the time to appeal, to petition for certiorari or to seek review, rehearing or reargument shall have expired, as a result of which such order shall have become final in accordance with Rule 8002 of the Federal Rules of Bankruptcy Procedure and other Applicable Laws.

                  "FIRPTA  Affidavit"  has the  meaning  set  forth  in  Section
7.2(b).

                  "FUTA" has the meaning set forth in Section 6.5(a).

                  "GAAP" has the meaning set forth in Section 3.3(b).

                  "Governmental Approval" means any Consent of, with or to any Governmental Authority.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the United States, any state of the United States or any political subdivision thereof, and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization, and shall include, without limitation, the Bankruptcy Court.

                  "GTI Platform" means the call processing platform located in Orlando, Florida owned and operated by Sellers on which approximately 29,617,737 decremented minutes were processed in the third fiscal quarter of 1998.

                  "Hazardous Substances" means any substance that: (a) is or contains asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum or petroleum derived substances or wastes, radon gas or related materials; (b) requires investigation, removal, containment or remediation under any Environmental Law, or is defined, listed or identified as a "hazardous waste" or "hazardous substance" (or any similar designation) thereunder; or (c) is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated by any Governmental Authority or Environmental Law.

                  "Holdback Amount" has the meaning set forth in Section 2.6(b).

                  "Holdback Note" has the meaning set forth in Section 2.6(b).

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "Impaired  Customer  Adjustment"  has the meaning set forth in
Exhibit 13.1.

                  "Important New Contract" has the meaning set forth in Section 5.6(b).

                  "Important New Contract  Consent" has the meaning set forth in
Section 5.6(b).

                  "Inactive Employee" means an Employee who is not actively at work due to approved leave of absence, short-term disability leave or military leave.

                  "Income Tax" means any franchise Tax and any Tax based on or measured by gross or net income or profits (including any and all fines, penalties and additions attributable to or otherwise imposed on or with respect to any such Tax).

                  "Intellectual Property" means such of the following as are Related to the Business or otherwise necessary for the ordinary conduct of the
Business: all domestic and foreign patents, industrial designs, mask works, copyrights, names, marks, trade names, trademarks, trade dress, service marks (whether or not registered) and registrations, and applications for any of the foregoing (together with the goodwill associated with such trade names, trademarks and service marks), trade secrets, inventions and other proprietary information and licenses from third persons granting the right to use any of the foregoing.

                  "Interim Financing Order" means an interim financing order substantially in the form set forth in Exhibit 5.5(a).

                  "Inventories" shall have the meaning set forth in Section 2.1(c).

                  "IRS" means the United States Internal Revenue Service.

                  "Joint Venture Documents" has the meaning set forth in Section 3.1(a).

                  "Joint Ventures" has the meaning set forth in Section 3.1(a).

                  "Leased Real Estate" has the meaning set forth in Section 3.13(b).

                  "Letter Agreement" has the meaning set forth in the recitals hereto.

                  "Liabilities" means any and all debts, losses, liabilities, claims (including claims as defined in the Bankruptcy Code), damages, fines, costs, royalties, proceedings, deficiencies or obligations (including those arising out of any Action, such as any settlement or compromise thereof or judgment or award therein), of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, and whether or not resulting from third-party claims, and any out-of-pocket costs and expenses (including attorneys', accountants', or other fees and expenses incurred in defending any Action or in investigating any of the same or in asserting any rights hereunder).

                  "Licenses" has the meaning set forth in Section 3.9(a).

                  "Link/ODC Decremented Unit Equivalents" means Link/ODC Revenue for the relevant period divided by 0.125.

                  "Link/ODC Revenue" means 63% of the Retail Decremented Dollars (other than Retail Decremented Dollars relating to "Campaign 180", for which 25%, rather than 63%, shall apply).

                  "Link/ODC Service" means the call processing platform located in Rochester, New York owned and operated by Sellers on which approximately 28,000,000 decremented minutes were processed in the third fiscal quarter of 1998.

                  "Long Distance Segment" means the portion of the Business and revenues of the Business relating to or derived from pre-paid long distance telecommunications services.

                  "Loss" has the meaning set forth in Section 10.3.

                  "Lost  Customer  Adjustment"  has the  meaning  set  forth  in
Exhibit 13.1.

                  "Material Adverse Effect" means any effect, event, occurrence or state of facts that, individually or aggregated with other effects, events, occurrences or states of facts, (a) is materially adverse to or materially impairs (i) the value, condition (financial or otherwise), prospects, business, assets, Liabilities or results of operations of the Business taken as a whole or
(ii) the ability of any party hereto to perform its obligations under this Agreement or (b) prevents or materially delays consummation of any of the transactions contemplated by this Agreement. Without limiting the foregoing, any effect, event or occurrence that, individually or aggregated with other effects, events or occurrences, would reasonably be expected to (i) reduce quarterly Service Revenues by more than $5,500,000, (ii) reduce quarterly Decremented Minutes by more than 36,500,000 minutes, (iii) reduce net value of the assets to be included in the Assets by more than $40,000,000, or (iv) otherwise have an adverse impact on the Business of more than $40,000,000, shall be deemed to be a Material Adverse Effect; provided that nothing in this sentence shall create any implication that any effect, event or occurrence having and adverse effect of less than $40,000,000 is or is not material.

                  "Maximum Estimated Adjustment" means $45,000,000.

                  "MCI Services Agreement" means that certain Services Agreement between MCI Telecommunications Corporation and ConQuest Telecommunications Services dated July 15, 1996 as amended by Amendment Number Two, dated September 1, 1997.

                  "Minimum Amount" means the Purchase Price (prior to any adjustment pursuant to Article 13) minus $45,000,000.

                  "Multiemployer Plan" means any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

                  "Multiple Employer Plan" means a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA.

                  "Net  Trade   Accounts   Receivable"   means  Trade   Accounts
Receivable minus the Trade Accounts Receivable Reserves.

                  "New Media Pass-Through" means the arrangement pursuant to the Business serves as an intermediary for call traffic of New Media Telecommuncations, Inc. and its Affiliates but for which traffic New Media is directly responsible for the cost of the carrier service; provided, however, that the term "New Media Pass-Through" shall not include sales to New Media Telecommunications, Inc. and its Affiliates under any wholesale and prepaid calling card sales agreements between New Media Telecommuncations, Inc. and/or its Affiliates and the Company or its subsidiaries.

                  "New  Media  Shares"  has the  meaning  set  forth in  Section
2.1(s).

                  "New Millennium Letter Agreement" means that certain letter agreement, dated as of January 19, 1999, by and among New Millennium ConQuest Service Corporation (for itself and its affiliates) and the Company providing for use of and access to leased space for telecommunications facilities at the Borden Building 180 East Broad Street, Columbus, Ohio.

                  "Non-Bankruptcy Asset" has the meaning set forth in Section 5.3(h).

                  "Nonincome Tax" means any Tax (other than an Income Tax), including any and all fines, penalties and additions attributable to or otherwise imposed on or with respect to any such Tax.

                  "Nonqualified Stock Option Plan" means the Company's 1996 Nonqualified Stock Option Plan, as filed as Exhibit 10.10 to the Company's Registration Statement on Form S-1, registration number 333-10391, filed with the SEC on September 26, 1996.

                  "Notice of Disagreement" has the meaning set forth in Section 13.2(b).

                  "OSHA" has the meaning set forth in Section 3.18.

                  "Pending  Litigation"  means the Actions set forth in Schedule
2.

                  "Person" or "person" means and includes natural persons, corporations, limited partnerships, limited liability companies, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and all Governmental Authorities.

                  "Plan of Correction" has the meaning set forth in Section 3.17(a).

                  "Pre-Closing Tax Period" means any tax period (or portion thereof) ending on or before the Closing Date.

                  "Prepaid Calling Cards" means all cards sold or distributed by Sellers prior to the Closing Date entitling the holder of such card to make local, long distance or international telephone calls having an aggregate duration not in excess of a pre-existing amount of calling time (without further payment), but excluding any such cards first activated (or last recharged in the case of cards for which a recharge was purchased) earlier than two years prior to the Closing Date.

                  "Prepaid  Minutes  Liability"  has the  meaning  set  forth in
Section 2.3(d).

                  "Prepaid Wireless Obligations" means obligations to provide prepaid units of wireless calling time to any end-use customer in connection with products, utilizing the Company's Debit Cellular Network switch-based platform, sold or distributed by Sellers prior to the Closing Date, but excluding any such obligations for prepaid cards or prepaid phones first activated earlier than three months prior to the Closing Date.

                  "Prior Service" has the meaning set forth in Section 6.2(b).

                  "Projected Disclosure" has the meaning set forth in Section 3.24.

                  "Projections" has the meaning set forth in Section 3.3(d).

                  "Property Taxes" means real, personal and intangible ad valorem property taxes.

                  "Purchase Price" means $195,000,000.00 minus the SSB Payment Obligation, as adjusted pursuant to Article 13.

                  "Purchase  Price  Adjustment"  has the  meaning  set  forth in
Exhibit 13.1.

                  "Purchase Price Adjustment Statement" has the meaning set forth in Section 13.2(a).

                  "Recent 10-Q" means the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, as filed with the SEC on November 16, 1998.

                  "Related to the Business" means relating to, used in or held for use in connection with or otherwise necessary to the Business as conducted immediately prior to the date hereof.

                  "Remaining Estate" means an office suitable for two persons, located at 5080 Tuttle Crossing Blvd., Dublin, Ohio 43016-3566, or at any other location in close proximity to the principal place of the Business, for use by the Sellers' Representative from Closing until the Bankruptcy Plan Confirmation Date. Additionally, the office shall include such office equipment, furniture, computers and other incidental tangible personal property as Seller's Representative shall reasonably require.

                  "Retail Decremented Dollars" means, for each Customer Agreement, Decremented Minutes of Prepaid Calling Cards sold to the customer under such Customer Agreement multiplied by the dollar face value (to the consumer/end-user) per minute of long-distance calling time on all of such Prepaid Calling Cards.

                  "Return"  means  any  return,   statement,   report  or  form,
including in each case any amendments thereto, required to be filed with any Taxing Authority by or with respect to Taxes of the Company.

                  "Sale Procedures Order" means an order seeking approval of a sale under Section 363 of the Bankruptcy Code to occur not later than 30 days from the Filing Date and establishing procedures for such sale, substantially in the form set forth in Exhibit 5.5(a).

                  "SEC"  means  the  United  States   Securities   and  Exchange
Commission.

                  "SEC Documents" has the meaning set forth in Section 3.3(a).

                  "Section 1060 Forms" has the meaning specified in Section 2.5.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Sellers" has the meaning set forth in the first paragraph hereof.

                  "Seller  Indemnitees"  has the  meaning  set forth in  Section
10.2.

                  "Sellers' Representative" means the Chief Executive Officer, the Chief Financial Officer, the General Counsel and the Directors of the Company or such person(s) charged by the Bankruptcy Court with administering Sellers' estate from the Closing until such time as the Bankruptcy Cases are closed.

                  "Service Revenue" or "Service Revenues" means Wholesale Service Revenue for the Long Distance Segment from the GTI Platform, Conquest Platform, West/Voice Choice, Cardinal/CTN Service and Link/ODC Service but specifically excludes any amounts relating to the following relationships or Customer Agreements: (i) New Media Pass-Through, oral agreement with West Teleservices described in Schedule 3.12 and the MCI Services Agreement; and (ii) any Important New Contracts entered into between the date hereof and Closing.

                  "SSB Payment Obligation" has the meaning set forth in Section 2.3(e).

                  "Stock Incentive Plan" means the Company's 1996 Stock Incentive Plan, as filed as Exhibit 10.10 to the Company's Registration Statement on Form S-1, registration number 333-10391, filed with the SEC on September 26, 1996.

                  "Straddle Period" means any period beginning prior to and ending after the Closing Date.

                  "Subsidiary" or "subsidiary" means, with respect to any Person, any corporation, limited liability company, joint venture or partnership of which such Person beneficially owns, either directly or through its subsidiaries, (a) more than 30% of (i) the total combined voting power of all classes of voting securities of such entity, (ii) the total combined equity interests therein, or (iii) the capital or profit interests therein, in the case of a partnership; or (b) otherwise has the power to vote or direct the voting of sufficient securities to elect a majority of the board of directors or similar governing body of such entity.

                  "Supply Agreements" means any written or oral contract or agreement pursuant to which any Seller purchases or acquires products or services used in the Business (other than office equipment, office supplies and furniture), other than, unless an Important New Contract Consent is received with respect thereto, any such agreement which would also be an Important New Contract.

                  "Systems"  means  hardware,   firmware  or  software   systems
associated  with  information  processing  and  delivery,   billing,   payables,
management and tracking, operations or services (e.g., security and alarms, elevators, communications, and HVAC), including, without limitation, equipment containing embedded microchips, operated by, provided to or otherwise reasonably necessary to the business or operations of the Company and its subsidiaries.

                  "Tariffs" has the meaning set forth in Section 3.9(b).

                  "Tax" means all income, profits, franchise, gross receipts, capital, net worth, sales, use, withholding, turnover, value added, ad valorem, registration, general business, employment, social security, disability, occupation, real property, personal property (tangible and intangible), stamp, transfer, conveyance, severance, production, excise and other taxes, withholdings, duties, levies, imposts and other similar charges and assessments (including any and all fines, penalties and additions attributable to or otherwise imposed on or with respect to any such taxes, charges, fees, levies or other assessments, and interest thereon) imposed by or on behalf of any Taxing Authority.

                  "Taxing   Authority"  means  any  governmental  or  regulatory
authority, body or instrumentality exercising any authority to impose, regulate or administer the imposition of Taxes.

                  "Telecommunications Facilities" means telecommunications equipment and facilities used in, in connection with or by the Business to provide telecommunications service, and includes software integral to such equipment and facilities (including upgrades). For purposes of this definition, telecommunications, telecommunications equipment, and telecommunications service have the meanings given such terms in the Communications Laws.

                  "Third Party Claim" has the meaning set forth in Section 10.5.

                  "Three Month Measurement  Period" has the meaning set forth in
Exhibit 13.1.

                  "Trade Accounts Receivable" means trade accounts receivable determined in accordance with GAAP applied consistently with the balance sheet included in the Recent 10-Q (except to the extent such balance sheet was not prepared in accordance with GAAP, in which case GAAP shall control).

                  "Trade Accounts Receivable Reserves" has the meaning set forth in Exhibit 13.1.

                  "Transfer Taxes" has the meaning set forth in Section 7.2(a).

                  "Transitioned Employees" has the meaning set forth in Section 6.1(b).

                  "US Equivalent Minutes" means the base measuring unit for calculating by which a Prepaid Calling Card is decremented for usage on prepaid long distance platforms and services of the Business. For example, one minute of long distance service in the United States equals one US Equivalent Minute; one minute of long distance service from the United States to India equals approximately 5.7 U.S. Equivalent Minutes.

                  "USTs" has the meaning set forth in Section 3.18.

                  "Welfare Benefits" means any and all benefits under any "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA.

                  "West/Voice Choice" means the Voice Choice platform located in San Francisco and the call processing services provided to Sellers by West
Teleservices which together accounted for approximately 20,599,430 of the decremented minutes processed in the third fiscal quarter of 1998.

                  "Wholesale Service Revenue" means, for each Customer Agreement, Decremented Minutes of Prepaid Calling Cards sold to the customer under such Customer Agreement multiplied by Flag's applicable contracted wholesale rate specific to the usage under such Customer Agreement.

                  "Wholesale Margin" means Retail Decremented Dollars for the relevant period less Wholesale Service Revenue for the same period.

                   "Withdrawal  Liability"  means  liability to a  Multiemployer
Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  "Working Capital" has the meaning set forth on Exhibit 13.1.

                  "Working  Capital  Adjustment"  has the  meaning  set forth in
Exhibit 13.1.

                  "Year 2000 Problems" means limitations in the capacity or readiness to handle date information (including, without limitation, calculations based on date information) for the year 1999 or years beginning January 1, 2000 of any of the Systems.

Section 1.2. Other Terms. Other terms may be defined elsewhere in this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

Section 1.3. Knowledge Qualifiers. References to "Sellers' knowledge" or "to the knowledge of the Sellers" and similar terms shall refer to the actual knowledge of (a) any officer of the Company or its subsidiaries, or (b) Robert Lorsch, Erich Spangenberg, Wayne V. Wooddell, Thaddeus Bereday or Joseph Borocz.

                                   ARTICLE 2

                            Sale of Assets; Closing


Section 2.1. Assets to Be Acquired. Subject to the satisfaction or waiver in writing of the conditions set forth herein and to the other terms, conditions and provisions hereof, at the Closing, Sellers shall sell, convey, assign, transfer and deliver to Buyer or cause to be sold, conveyed, assigned, transferred and delivered to Buyer, as the case may be, and Buyer shall purchase, acquire, accept and pay for, all of the right, title and interest, free and clear of all Encumbrances (other than Assumed Liabilities), of Sellers in the following properties, assets and rights of every nature, tangible and intangible (including goodwill), whether real, personal or mixed, wherever located, whether now existing or hereafter acquired (excluding the Excluded Assets) that are Related to the Business (collectively, the "Assets"):

(a) the Assumed Leases;

(b) all apparatus, computers and other electronic data processing equipment, fixtures, machinery, equipment, furniture, office equipment, motor vehicles, tools and other tangible personal property, other than those relating to the Remaining Estate, which shall be assigned to and assumed by Buyer on the Bankruptcy Plan Confirmation Date;

(c) all inventories of raw materials, work in process, finished products, goods, spare parts, replacement and component parts, and office and other supplies (collectively, the "Inventories"), including Inventories held at any location controlled by any Seller or any Affiliate, Inventories previously purchased and in transit to any Seller or any Affiliate, Inventories consigned to vendors, resellers or customers, and Inventories in transit to such vendors, resellers or customers;

(d) all rights in and to products of the Business sold or leased (including, but not limited to, products hereafter returned or repossessed and unpaid rights of rescission, replevin, reclamation and rights to stoppage in transit);

(e) the Assumed Contracts;

(f) all written technical information, data, specifications, research and development information, engineering drawings and operating and maintenance manuals;

(g) the Assumed Intellectual Property and all rights thereunder or in respect thereof, including, but not limited to, rights to sue and collect for and remedies against past, present and future infringements thereof, and rights of priority and protection of interests therein under the laws of any jurisdiction worldwide and all tangible embodiments thereof; provided, however, that Sellers' Representative may continue to use the SmarTalk name to the extent provided for in Section 5.7;

(h) all computer applications, programs and other software, including systems documentation and instructions;

(i) all accounting and other books and records, cost information, sales and pricing data, customer lists, quality records and reports, and all other books, records, studies, surveys, reports, plans and documents;

(j) other than as relate solely to Excluded Assets, all expenses and payments of the Business prepaid or advanced for periods after the Closing Date;

(k) other than as set forth on Schedule 2.2, all accounts and notes receivable, and all notes, bonds and other evidences of indebtedness of and rights to receive payments from any person;

(l) all Telecommunications Facilities other than those used solely in connection with assets set forth on Schedule 2.2;

(m) all cash and cash equivalents held by any Seller as of the Closing (other than any cash delivered by Buyer in respect of the Purchase Price);

(n) except as set forth on Schedule 2.1(n), all guarantees, warranties, indemnities and similar rights in favor of any Seller or any Affiliate with respect to any Asset and all letters of credit and performance bonds issued pursuant to which the Business is a beneficiary;

(o) except as set forth on Schedule 2.1(o), all rights to causes of action, lawsuits, judgments, claims and demands of any nature available to or being pursued by any Seller or any Affiliate with respect to the Business or the ownership, use, function or value of any Asset, whether arising by way of counterclaim or otherwise (except arising pursuant to the transactions contemplated hereby);

(p) proceeds, reserves, benefits or claims related to any insurance coverage arising out of the insurance policies set forth in Schedule 2.1(p) with respect to Claims arising out of or in connection with the Assets or the Business after the Closing Date or the Assumed Liabilities;

(q) all Licenses and Tariffs relating to the Business or any of the Assets, other than the FCC Section 214 Authority;

(r) all stationery, purchase order and other forms, labels, shipping materials, brochures, art work, photographs, advertising materials and any similar items related to the Assets or the Business;

(s) all shares of stock in New Media Telecommunications, Inc. held by any Seller (the "New Media Shares"); and

(t) all Current Assets as of the Closing Date.

Section 2.2. Excluded Assets. Anything to the contrary herein notwithstanding, all Sellers' and their Affiliates' right, title and interest in all of the following properties, assets and other rights (the "Excluded Assets") shall be excluded from the Assets:

(a) the assets and contracts set forth on Schedule 2.2;

(b) shares of capital stock of any Seller or securities convertible into, exchangeable or exercisable for shares of capital stock of any Seller;

(c) any assets of any Employee Benefit Plan and any rights under any Employee Benefit Plan or any contract, agreement or arrangement between any Employee or Consultant and the Company or any of its subsidiaries;

(d) all rights, demands, claims, Actions and causes of action (whether for personal injuries or property, consequential or other damages of any kind) (collectively, "Claims") that any Seller, any Affiliate, or the Business may have, on or after the date hereof, against any Governmental Authority for refund or credit of any type with respect to Sellers' Taxes for the Pre-Closing Tax Period or Income Taxes of the Sellers for any period;

(e) all Claims that any Seller, any Affiliate, or the Business may have against any person with respect to or that are exclusively related to any Excluded Liabilities or Excluded Assets;

(f) proceeds, reserves, benefits or claims related to any insurance coverage arising out of the insurance policies set forth in Schedule 2.1(p) with respect to Claims arising out of or in connection with any Excluded Liabilities; and

(g) to the extent that a Working Capital Adjustment actually contributes to the Estimated Purchase Price Adjustment, the lesser of (i) 50% of the proceeds of all Trade Accounts Receivable as of the Closing Date that are collected and received by Buyer after the Closing Date that (net of collection expenses or discounts) in the aggregate are in excess of the Net Trade Accounts Receivable as of the Closing Date, or (ii) the amount of the Working Capital Adjustment.

Section 2.3. Assumption of Liabilities. At the Closing, Buyer will assume only the following obligations of Sellers (the "Assumed Liabilities"):

(a) all Liabilities and obligations of any Seller under the Assumed Contracts, provided that Seller shall have satisfied (or, with respect to any Liability or obligation that cannot be rendered non-contingent and liquidated prior to the Closing Date, made effective provision reasonably satisfactory to Buyer and the Bankruptcy Court for satisfaction from funds of Seller of) any Liability or obligation thereunder arising from or relating to any Seller's operations or conduct prior to the Closing Date (including, without limitation, liability or obligation for breach, misfeasance or under any other theory relating to any Seller's conduct, performance or non-performance);

(b) all other Liabilities and obligations of any Seller arising from the operation or use of the Assets by Buyer from and after the Closing Date;

(c) the Current Liabilities as of the Closing Date (other than any Liability related to curing breaches or defaults under the Assumed Contracts that are to be paid by any Seller pursuant to Section 5.4 or the Assumption Order);

(d) the unused minutes on all Prepaid Calling Cards and for all Prepaid Wireless Obligations of the Business (the "Prepaid Minutes Liability"); and

(e) the obligation to pay any fees that are or become payable to Salomon Smith Barney Inc. pursuant to the engagement letter referred to in Schedule 2.3(e) as a result of the consummation of the Asset Purchase (up to a maximum of $2,500,000), as determined not less than two Business Days prior to the Closing Date (the "SSB Payment Obligation"); provided, however, that all other Liabilities or obligations of any Seller to Salomon Smith Barney Inc. or any other person pursuant to such engagement letter, including any obligations to indemnify any person for any reason, shall not be part of the SSB Payment Obligation and shall be Excluded Liabilities.

Section 2.4. No Other Liabilities Assumed. Anything to the contrary contained herein notwithstanding, except as provided in Section 2.3, the parties hereto agree that Buyer shall not and does not assume any other Liability or obligation whatsoever (including without limitation, Liabilities and obligations relating to the conduct of the Business or to the Assets (and use thereof) at any time on or prior to the Closing Date), whether relating to or arising out of the Business or Assets or otherwise, fixed or contingent, disclosed or undisclosed (collectively, the "Excluded Liabilities"). Without limiting the foregoing, and anything in Section 2.3 to the contrary notwithstanding, Buyer shall not and does not assume any of the following (each of which shall be included within the definition of "Excluded Liability"): (i) Excluded Taxes, (ii) litigation and related claims and Liabilities, tax liabilities or any other

Claims  (including  the  Pending  Litigation)  against any Seller of any kind or nature whatsoever involving or relating to facts, events or circumstances arising, relating to or occurring prior to the Closing, no matter when raised (including, without limitation, Liability or obligation for breach, misfeasance or under any other theory relating to Sellers' conduct, performance or non-performance), (iii) Company Options, (iv) Liabilities specifically identified as the responsibility of Sellers in Article 6, including any Liabilities relating to any contract, agreement or arrangement between any Employee or Consultant and the Company or any of its subsidiaries, (v) any reserve for discontinued operations, (vi) any note, bond or other evidence of indebtedness of any Seller, (vii) any Liabilities relating to or arising out of any Excluded Assets, (viii) any Liability or obligation for fraud, breach, misfeasance or under any other theory relating to any Seller's conduct, performance or non-performance, and (ix) any Liabilities set forth on Schedule 2.4.

Section 2.5. Tax Treatment. Buyer and each Seller shall agree on an allocation of the Purchase Price (the "Allocation"); provided, however, that (a) the Allocation shall be reasonable, based on fair market values, consistent with the Code and based on an initial proposal by Buyer, and (b) any dispute between Buyer and the Sellers in determining such allocation shall be resolved by the Accounting Firm. Except as otherwise required pursuant to a Final Determination, Buyer and each Seller agree to act in accordance with the Allocation for all Tax purposes, including for purposes of any Returns (such as IRS Form 8594 or any other forms or reports required to be filed pursuant to Section 1060 of the Code or any comparable provisions of local, state or foreign law ("Section 1060 Forms")), and to refrain from taking any position inconsistent with the Allocation. Buyer and Sellers agree to cooperate in the preparation of any such
Section 1060 Forms and to timely file such Section 1060 Forms in the manner required by applicable law. The parties agree to treat all payments made under any indemnity provision contained in this Agreement as adjustments to the Purchase Price for Tax purposes, unless otherwise required pursuant to a Final Determination.

Section 2.6. Consideration. Subject to the terms and conditions hereof, at the Closing, Buyer shall:

(a) pay to the Company, by wire transfer of same day funds to the account or accounts specified in writing not less than three Business Days prior to the Closing by the Sellers, an amount equal to the Purchase Price minus the Holdback Amount minus the amount of the Estimated Purchase Price Adjustment;

(b) deliver, directly to the Company, a non-negotiable promissory note of Buyer, substantially in the form attached hereto as Exhibit 2.6 (the "Holdback Note") having an aggregate initial principal amount equal to $40,000,000.00 (the
"Holdback  Amount"),  subject to  adjustment as provided for herein and therein;
and

(c) assume the Assumed Liabilities pursuant to the Assignment and Assumption Agreement.

Section 2.7. Time and Place of Closing. The closing of the Asset Purchase (the "Closing") shall take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York, at 10:00 A.M., New York City time, on the 11th Business Day after (a) the Bankruptcy Court Approval has been received and
(b) the conditions to Closing set forth in Articles 8 and 9 (other than those to be satisfied at the Closing, which shall be satisfied or waived at the Closing, and other than receipt of the Bankruptcy Court Approval) have been satisfied (or waived by the party entitled to waive such condition), or such other place, date and time as the parties may agree.

Section 2.8. Designation of Affiliates by Buyer. Prior to the Closing, upon at least one day's written notice to Sellers, Buyer may designate one or more Affiliates to acquire at the Closing all or part of the Assets, in which event all references herein to "Buyer" shall be deemed to refer to such Affiliates, as appropriate; provided, however, that no such designation shall in any event limit or affect the obligations of Buyer under this Agreement to the extent not performed by such Affiliates.

                                    ARTICLE 3

                    Representations and Warranties of Sellers

                  Sellers, jointly and severally, hereby represent and warrant to Buyer as follows:


Section 3.1. Incorporation. (a) Each of the Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of the Company and, except as disclosed in Schedule 3.1(a), each of its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect. The Company has delivered or made available to Buyer complete and correct copies of its articles of incorporation and bylaws, the articles of incorporation and bylaws of its subsidiaries, and the joint venture, partnership and other governing agreements and documents ("Joint Venture Documents") of any such partnership, joint venture or similar business or entity in which the Company, directly or indirectly, has any ownership interests (the "Joint Ventures"), in each case as amended to the date of this Agreement.

(b) Schedule 3.1(b) lists each subsidiary of the Company, its form of organization, its respective jurisdiction of incorporation or formation, if applicable, and the holders of the outstanding capital stock or other equity interests of such subsidiaries. Schedule 3.1(b) also lists all Joint Venture Documents to which the Company or any of its subsidiaries is a party or otherwise governing any such subsidiary. All the outstanding shares of capital stock or other ownership interests of each such subsidiary of the Company have been validly issued and are fully paid and nonassessable, and all such shares or ownership interests indicated as being owned by the Company or any of its subsidiaries are owned by the Company, by another subsidiary of the Company or by the Company and another such subsidiary, free and clear of all Encumbrances and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or equity interests). Except as set forth on Schedule 3.1(b), and except for the capital stock of its subsidiaries, the Company does not own, directly or indirectly, and does not have the right to acquire any capital stock or other ownership interest in any person.

Section 3.2. Authorization. (a) Each Seller has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by each Seller and the consummation by each Seller of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of each Seller. This Agreement has been duly executed and delivered by each Seller and, assuming due execution and delivery by the Buyer and receipt of Bankruptcy Court Approval, constitutes a valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, after giving effect to the Assumption Order and the Bankruptcy Court Approval, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, modification or acceleration of any obligation or to a loss of a benefit under, or result in the creation of any Encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under, (i) the articles of incorporation or bylaws of the Company or the comparable charter or organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lien, lease or any other contract, agreement, instrument, permit, commitment, concession, franchise or license applicable to the Company or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets. No consent, approval, grant, concession, agreement, franchise, order, license, permit, waiver or authorization of, or registration, declaration or filing with or exemption, notice, application, or certification by or to any Governmental Authority is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Sellers or the consummation by the Sellers of the transactions contemplated by this Agreement, except for (A) receipt of the Bankruptcy Court Approval and the Assumption Order, (B) the required Consents listed on Schedule 3.2, and (C) the filing of a premerger notification and report form by the Company under the HSR Act. Assuming receipt of the Bankruptcy Court Approval from the Bankruptcy Court, neither the entering into of this Agreement nor the consummation of any of the transactions contemplated hereby or performance of any obligations provided for herein requires the affirmative vote, consent or approval of or by holders of any class or series of capital stock

(or securities convertible into or exchangeable for capital stock) or voting debt of the Company.

(b) Subject to receipt of Bankruptcy Court Approval, Sellers have all requisite power to transfer to Buyer good and marketable title to the Assets free and clear of all Encumbrances.

Section 3.3. Financial Statements. (a) As of the date hereof, the Company has filed with the SEC and delivered to Buyer true and complete copies of, all required reports, schedules, forms, statements, exhibits and other documents filed with the SEC since January 1, 1996 (the "SEC Documents"). As of their respective dates (except as amended in corrective filings filed prior to the date of this Agreement, and, with respect to the Recent 10-Q, except as set forth in the first and second sentence of the first paragraph of the Company's Current Report on Form 8-K filed with the SEC on January 7, 1999), the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) Except as amended in corrective filings filed prior to the date of this Agreement (and, with respect to the Recent 10-Q, except as set forth in the first and second sentence of the first paragraph of the Company's Current Report on Form 8-K filed with the SEC on January 7, 1999), the financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, only to normal year-end audit adjustments which were not expected to be material in an amount or effect).

Section 3.4. Absence of Undisclosed Liabilities. Neither the Company nor any of its subsidiaries has any Liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) arising out of the Business or Assets or Related to the Business, except for (i) Liabilities that will be Excluded Liabilities and will not be Assumed Liabilities as of the Closing, (ii) Liabilities and obligations set forth in Schedule 3.4, (iii) Liabilities or obligations reflected in, reserved against or otherwise disclosed in the Balance Sheet, (iv) Current Liabilities arising after the Balance Sheet Date to the extent such Current Liabilities actually contribute to a Working Capital Adjustment, (v) Liabilities and obligations arising under or in connection with the Assumed Contracts in accordance with the terms of such Assumed Contracts as in effect on the date hereof; and (vi) Prepaid Minutes Liability the actual cost of service to the owner of the Business of which does not exceed $12,000,000 on the date hereof or $14,000,000 on the Closing Date.

(b) As of the Closing Date, the total Prepaid Minutes Liability shall not exceed 185,000,000 US Equivalent Minutes.

Section 3.5.  Assets.  Except for valid  reclamation  claims and as set forth on
Schedule 3.5, Sellers (i) have good and valid title to all the tangible personal property material to the Business and reflected in the Balance Sheet as being owned by the Company and its subsidiaries or acquired after the date thereof (except Inventory sold, cash disposed of, accounts receivable collected, prepaid expenses realized, contracts fully performed, properties or assets replaced by equivalent or superior properties or assets (in each case, in the ordinary course of business)), free and clear of all Encumbrances except for such imperfections or irregularities of title or Encumbrances as do not affect the use of the properties or assets subject thereto or affected thereby or otherwise impair business operations at such properties, in either case, in such a manner as to have a Material Adverse Effect, and (ii) are collectively the lessee of all tangible personal property material to the Business and reflected as leased in the Balance Sheet or leased after the date thereof (except for Assumed Leases that have expired by their terms as a result of the passage of time and are in possession of the properties purported to be leased thereunder, and each such lease is valid and in full force and effect without default thereunder) by the lessee or the lessor, other than defaults that would not have a Material Adverse Effect. The Assets, taken as a whole, constitute all the properties, assets and rights necessary for Buyer to conduct and operate the Business as conducted currently or at any time within the past six months (except Inventory sold, cash disposed of, accounts receivable collected, prepaid expenses realized, contracts fully performed, properties or assets replaced by equivalent or superior properties or assets (in each case, in the ordinary course of business)). To the knowledge of the Sellers, there are no facts or conditions affecting them which could, individually or in the aggregate, interfere in any material respect with the use, occupancy or operation of the Assets, taken as a whole, as currently used, occupied or operated, or their adequacy for such use.

Section 3.6. Absence of Certain Changes. Except as set forth in Schedule 3.6, since the Balance Sheet Date, Sellers and their Affiliates have conducted the Business only in the ordinary course consistent with prior practice and, without limiting the foregoing, have not:

(a) suffered any Material Adverse Effect;

(b) mortgaged, pledged or subjected to Encumbrances, any property, business or assets, tangible or intangible, held in connection with the Business, other than any such mortgage, pledge or Encumbrance (i) in favor of Lender (as defined in the DIP Credit Agreement) under the DIP Credit Agreement, or (ii) as would not be an Assumed Liability as of or subsequent to the Closing Date;

(c) sold, transferred, leased to others or otherwise disposed of any of the Assets, except for inventory sold in the ordinary course of business;

(d) canceled or compromised any debts or claims, or waived or released any rights individually or in the aggregate having substantial value, other than (i) as would not reduce the value of any Asset or result in any Liability that would be or increase any Assumed Liability as of or subsequent to the Closing, or (ii) as actually contributes to a Working Capital Adjustment;

(e) (i) as of the date of this Agreement (A) received any notice of termination (written or, to the knowledge of Sellers or Stacey Borocz, oral) of any Customer Agreement, Supply Agreement, License, or other material contract, lease or other agreement, or (B) received any notice of termination (written or, to the knowledge of Sellers or Stacey Borocz, oral) of any other contract, lease or agreement the termination of which could reasonably be expected to have a Material Adverse Effect; or (ii) subsequent to the date of this Agreement (A) received any notice of termination (written or, to the knowledge of Sellers or Stacey Borocz, oral) of any Customer Agreement, Supplier Agreement, License, or other material contract, lease or other agreement, or (B) received any notice of termination (written or, to the knowledge of Sellers or Stacey Borocz, oral) of any other contract lease or agreement the termination of which could reasonably be expected to have a Material Adverse Effect, other than, in the case of this clause (ii), (x) for which no termination has occurred as of the Closing and any defaults under such contract, lease or agreement have been cured as of the Closing, or (y) notices relating to terminations which actually contribute to a Lost Customer Adjustment;

(f) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any Assumed Intellectual Property, or modified any existing rights with respect thereto;

(g) (i) declared, set aside or paid any dividends or other distributions, directly or indirectly, in respect of its capital stock or partnership interests
(ii) repurchased, redeemed or otherwise acquired any outstanding shares of capital stock or other securities of the Company or any of its subsidiaries,
(iii) adjusted, split, combined or reclassified any of its capital stock or (iv) issued or authorized the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company or any of its subsidiaries;

(h) (i) other than as required by Applicable Law or contracts entered into on or before the date hereof, made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, incentive, retention or other compensation, retirement, welfare, fringe or severance benefit or vacation pay, to or in respect of any shareholder, director, officer, employee, distributor or sales representative of any Seller relating to the Business or (ii) entered into any employment, deferred compensation, severance or termination agreement or arrangement with or for the benefit of such current or former director, officer or employee of the Company or any of its subsidiaries;

(i) encountered any labor union organizing activity, had any actual or, to Sellers' knowledge, threatened employee strikes, work stoppages, slowdowns or lockouts, or had any material change in its relations with its employees, agents, customers or suppliers;

(j) failed to replenish the Businesses' Inventories and supplies in a normal and customary manner consistent with its prior practice, or made any purchase commitment in excess of the normal, ordinary and usual requirements of its business or, to the knowledge of the Sellers, at any price in excess of the then current market price or upon terms and conditions more onerous than those usual and customary in the industry, or made any change in its selling, pricing, advertising or personnel practices inconsistent with its prior practice;

(k) made, during the period from the Balance Sheet Date to the date of this Agreement, any capital expenditures or capital additions or improvements in excess of $300,000 in the aggregate or, after the date of this Agreement, made any capital expenditures or capital additions that exceed $25,000 per calendar month;

(l) (i) prior to the date of this Agreement incurred or capitalized any costs or expenses related to marketing, advertising, co-op or similar funds in excess of $350,000 in the aggregate; or (ii) subsequent to the date of this Agreement, incurred or capitalized any costs or expenses related to marketing, advertising, co-op or similar funds other than any such costs or expenses which actually contribute to Impaired Customer Adjustment or for which an Adjustment Consent is given;

(m) instituted, settled or agreed to settle any litigation, Action or proceeding before any court or governmental body relating to the Business, the Assets, other than in the ordinary course of business consistent with past practices but not in any case involving amounts in excess of $50,000 or $200,000 in the aggregate other than (i) as would not reduce the value of any Asset or result in any Liability that would be or increase any Assumed Liability as of or subsequent to the Closing, or (ii) as actually contributes to a Working Capital Adjustment;

(n) entered into any transaction, contract or commitment other than in the ordinary course of business or paid or agreed to pay any legal, accounting, brokerage, finder's fee, Taxes or other expenses in connection with, or incurred any severance pay obligations by reason of, this Agreement or the transactions contemplated hereby other than (i) as would not reduce the value of any Asset or result in any Liability that would be or increase any Assumed Liability as of or subsequent to the Closing, or (ii) as actually contributes to a Working Capital Adjustment;

(o) (i) prior to the date of this Agreement, entered into any transaction or made any commitment, or entered into any contract or agreement Related to the Business of more than $50,000 for any transaction or $200,000 for any series of transactions; or (ii) on or after the date of this Agreement, entered into any transaction or made any commitment, or entered into any contract or agreement Related to the Business of more than $50,000 for any transaction or $200,000 for any series of transactions other than, in the case of this clause (ii) Important New Contracts with respect to which Sellers have complied with Section 5.6 of this Agreement in all respects;

(p) taken any action or omitted to take any action that would result in the occurrence of any of the foregoing; or

(q) entered into any agreement to do any of the foregoing.

Section 3.7. Litigation; Orders. Except for Pending Litigation or as disclosed in Schedule 3.7, there are no Actions, pending or, to Sellers' knowledge, threatened against Seller or any of its Affiliates in connection with the Assets or the Business or which could give rise to or increase an Assumed Liability, or against or relating to the transactions contemplated by this Agreement, and, with respect to Actions in connection with or affecting the Assets or Assumed Liabilities, no Seller knows of any basis for the same. Except as disclosed in
Schedule 3.7, there are no judgments or outstanding orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency, or by arbitration) against any Seller or any of its Affiliates or any of their respective properties or businesses that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or that could prohibit or make unlawful the Asset Purchase.

Section 3.8. Intellectual Property. (a) Assumed Intellectual Property. Schedule 3.8(a) lists the Intellectual Property of Sellers. Except as disclosed in
Schedule 3.8(a), no notices have been given nor claims have been asserted by any person (i) to the effect that the manufacture, use or sale of any product, invention, design, machine, process, technology, know-how, information, literature, copyright table work, name, trade name, trademark, service mark or trade dress as now manufactured, sold or used by any Seller or any Affiliate in connection with the Business infringes on any patents, intellectual property or other right or (ii) challenging the ownership, validity, transferability or effectiveness of any of the Assumed Intellectual Property. Except as set forth on Schedule 3.8(a), Sellers own or have the exclusive right to use pursuant to license, sublicense, agreement or permission all Assumed Intellectual Property, free from any Encumbrances and free from any requirement of any past, present or future royalty payments, license fees, charges or other payments, or conditions or restrictions whatsoever. The Assumed Intellectual Property comprises all of the intellectual property necessary for Buyer to conduct and operate the Business as now being conducted.

(b) Transfer. Subject to Bankruptcy Court Approval, Sellers have all requisite power to transfer ownership of or rights to use (as the case may be) the Assumed Intellectual

Property to Buyer, free from any Encumbrances and on terms and conditions no less favorable than as in effect as of the date hereof.

(c) No Infringement. Except as disclosed in Schedule 3.8(a), the conduct of the Business does not infringe or otherwise conflict with any rights of any person in respect of any patents, trademarks, service marks, trade names, copyrights or other Intellectual Property. To the knowledge of Sellers, none of the Assumed Intellectual Property is being infringed or, to the knowledge of Sellers (except as to intellectual property licensed by any of the Sellers), otherwise used or available for use, by any other person.

(d) Due Registration, Etc. Except as set forth on Schedule 3.8(d), the Assumed Intellectual Property has been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office, United States Copyright Office or such other filing offices, domestic or foreign. Each Seller and its Affiliates have taken such other actions, and to the knowledge of Sellers, no other actions will be required to be taken within the 180-day period commencing the date hereof, to ensure full protection under any Applicable Laws or regulations, and such registrations, filings, issuances and other actions remain in full force and effect, in each case, to the extent Related to the Business.

Section 3.9. Licenses, Approvals, Other Authorizations,  Consents, Reports, Etc.
(a) Except as otherwise indicated in the relevant Schedule hereto: the Company is the holder of the Licenses issued by the Federal Communications Commission (the "FCC") listed on Schedule 3.9(a)(i), and of the other Licenses issued by any Governmental Authority listed on Schedule 3.9(a)(ii) (collectively, "Licenses"). The Licenses so listed constitute all of the Licenses by any Governmental Authority that are required for and/or used in and are material to the operation of the Business as currently conducted. Each of the Licenses so listed is in full force and effect and the Company is in compliance in all material respects with the terms and requirements thereof and all the Communications Laws and other rules and regulations pertaining thereto. There is not pending or, to the knowledge of Sellers, threatened, any Action, investigation, complaint or other proceeding by the FCC or any other Governmental Authority to revoke, cancel, suspend, modify in any material respect or refuse to renew any of the Licenses so listed. There is not issued, pending, or, to the knowledge of Sellers, threatened, any notice of violation or complaint by the FCC or any other Governmental Authority against the Company with respect to the Business or the transactions contemplated hereby, except for violations or complaints that could not reasonably be expected to have a Material Adverse Effect.

(b) Except as otherwise indicated in the relevant Schedule hereto: the Company has filed the tariffs, price lists, or other regulatory filings submitted by the Company to the FCC, or any state, local and/or other relevant government agencies (including pending submissions for any of the foregoing), for the construction and operation of the Business, including all renewals and extensions thereof, listed in Schedule 3.9(b)(i) with the FCC, and the other tariffs listed on Schedule 3.9(b)(ii) with state, local and/or other relevant government agencies (collectively, the "Tariffs"). The Tariffs so listed constitute all of such tariffs, price lists or other such regulatory filings necessary or required by the FCC and any other governmental agency of the United States Government or of any state or local government for and/or used in and are material to the provision by Company of telecommunications service to its customers as currently provisioned. Each of the Tariffs so listed is in full force and effect and the Company is in compliance in all material respects with the terms and requirements thereof and all the Communications Laws and other governmental regulations pertaining thereto. There is not pending or, to knowledge of Sellers, threatened, any action, investigation, complaint or other proceeding by the FCC or any other Governmental Authority to revoke, cancel, suspend, modify in any material respect or refuse to renew any of the Tariffs so listed. To the extent certain telecommunications services are offered by the Business to its customers without a Tariff, such services are listed and described in Schedule 3.9(b)(iii).

(c) Accurate and complete copies of all of the Licenses and Tariffs have been delivered or made available to Buyer. All of the Licenses and Tariffs previously delivered or made available to Buyer contain no defect which could reasonably be expected to cause a Material Adverse Effect. No present or former officer, manager, member or employee of Company or any of their affiliates, or any other Person, owns material interest in any of the Licenses or Tariffs so listed.

(d) All Telecommunications Facilities that the Company owns, leases, or otherwise has rights to use or access are listed in Schedule 3.9(d). The Business is in compliance in all material respects with the terms and requirements of the FCC and any other Governmental Authority with respect to its ownership, lease, or other rights in and to such Telecommunications Facilities. None of the Telecommunications Facilities set forth in Schedule 3.9(d) contain any defect that could reasonably be expected to cause a Material Adverse Effect. No present or former officer, manager, member or employee of Company or any Affiliate thereof, or any other Person, owns material interest in any of the Telecommunications Facilities so listed.

(e) To the knowledge of Sellers and of outside legal counsel to the Company, other than as set forth in clauses (i), (ii) and (iii) of the last sentence of
Section 3.2(a), the transactions contemplated by this Agreement, including the transfer of any Licenses, Tariffs, or Telecommunications Facilities described above, are not subject to the prior approval of the FCC or any other Governmental Authority.

Section 3.10. Labor Matters. There are no collective bargaining agreements or similar agreements or arrangements with labor unions or associations representing Employees of the Business and no such agreements are being negotiated. No work stoppage against the Business is pending or, to the Sellers' knowledge, threatened. Except as set forth in Schedule 3.10, the Business is not a party to or, to the knowledge of the Sellers, threatened with any labor dispute, arbitration, lawsuit or administrative proceeding relating to labor matters (excluding routine workers' compensation claims) involving the Employees of the

Business. No labor organization or group of employees of the Company or any of its subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority.

Section 3.11. Compliance with Laws. Except as disclosed in Schedule 3.11, the Assets and conduct by the Company and its subsidiaries of the Business are and, to the knowledge of Sellers, have been in compliance with all statutes, laws (including Communications Laws), regulations, ordinances, rules, judgments, orders or decrees, applicable thereto, except for violations or failures so to comply, if any, that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or give rise to material fines or other material civil penalties or any criminal liabilities. Except as set forth on Schedule 3.11, neither the Company nor any subsidiary has received any notice or other communications relating to any alleged violation of any statute, law, regulation, ordinance, rule, judgment, order or decree from any Governmental Authority, or of any investigation with respect thereto, applicable to the Business or any Asset which has not been satisfactorily addressed except for violations, if any, that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and could not reasonably be expected to give rise to material fines or other material civil penalties or any criminal liabilities. The transactions contemplated by this Agreement will not result in a material default under, or a material breach or material violation of, or materially adversely affect the rights and benefits afforded to or by the Company or any of its subsidiaries under the Licenses and Tariffs.

Section 3.12. Contracts. (a) Schedule 3.12 contains a complete and correct list of all agreements, contracts, commitments and other instruments and arrangements (whether written or oral) of the types described below (1) by which, after giving effect to the transactions contemplated by this Agreement, any of the Assets are bound or affected or (2) to which any Seller or any Affiliate is a party or by which it is bound or affected in connection with the Business or the Assets, other than any which relate solely to Excluded Liabilities or Employee Benefit Plans (collectively, "Contracts"):

(i) any employment, consulting, severance, termination, or indemnification agreement, contract or arrangement, written or oral, with any current or former officer, consultant, director or employee;

(ii) any joint venture contract or arrangement or any other agreement that has involved or is expected to involve a sharing of revenues of $100,000 per annum or more with other persons;

(iii) any lease for personal property in which the amount of payments that the Company is required to make, or is expected to receive, on an annual basis exceeds $50,000;

(iv) any contract or agreement for the purchase by Sellers of products or services that either (A) has a term of one year or longer or (B) is reasonably expected to result in purchases or sales in excess of $100,000 over the term of such contract or agreement (assuming all renewals and extensions are taken), any Customer Agreement and any Supply Agreement;

(v) any agreement, contract, policy, license, document, instrument, arrangement or commitment that materially limits the freedom of the Company or any of its subsidiaries or any of its employees to compete in any line of business or with any person or in any geographic area or that would so materially limit the freedom of the Business or Buyer or any of its subsidiaries after the Closing Date;

(vi) any agreement or contract relating to any outstanding commitment for capital expenditures in excess of $50,000 individually or $200,000 in the aggregate, or any partially or fully executory agreement or contract relating to the acquisition or disposition of rights or assets having a value of in excess of $50,000 individually or $200,000 in the aggregate;

(vii) any agreement or contract pursuant to which any Seller incurs or capitalizes any costs or expenses related to marketing funds, co-op funds or similar retailer incentives in excess of $25,000;

(viii) any sale-leaseback, conditional sale, exclusive dealing, brokerage, finder's fee or take-or-pay contract or agreement;

(ix) any agreement, contract, policy, license, document, instrument, arrangement or commitment pursuant to which any Seller owns or has the right to use any Intellectual Property; or

(x) any other agreement, contract, policy, license, document, instrument, arrangement or commitment (A) having a term of one year or longer, (B) providing for aggregate payments by or to the Company and/or its subsidiaries (singly or together with other related agreements) of $150,000 or more, or (C) that is material to the Business.

(a) Sellers have delivered to Buyer true, complete and correct copies of all written Contracts (and accurate and complete written descriptions of all oral Contracts) that are of the type referred to in clauses (ii), (iii), (iv), (vi),
(ix) and (x) of Section 3.12(a), and have delivered or made available to Buyer true, complete and correct copies of all written Contracts (and accurate and complete written descriptions of all other oral Contracts) that are set forth or required to be set forth in Schedule 3.12, in every case together with all amendments thereto.

(b) Except as set forth in Schedule 3.12(c), (i) all Contracts are in full force and effect and enforceable against each Seller and (ii) to the knowledge of Sellers, all Contracts are (as of the date hereof) and, assuming the Assumption Order is entered, shall be (as of the

Closing) in full force and effect and enforceable against each other party thereto. There does not exist under any Contract any event of default or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder on the part of any Seller or any of its Affiliates or, to the knowledge of Sellers, any other party thereto except as set forth in Schedule 3.12(c) and except for such events or conditions that, individually and in the aggregate, (1) have not had or resulted in, and could not reasonably be expected to have or result in, a Material Adverse Effect and (2) have not and could not reasonably be expected to impair the ability of any Seller to perform its obligations under this Agreement. Except as set forth in Schedule 3.12(c), neither the Company nor any subsidiary has received any oral or written notice of a material default (which has not been cured), offset or counterclaim under any Contract, or any other communication calling upon it to comply with any provision of any Contract or asserting noncompliance therewith or asserting the Company or any subsidiary has waived or altered its rights thereunder. Except as set forth in Schedule 3.12, if the Assumption Order is entered, no Consent of any third party is required under any Contract as a result of or in connection with, and the enforceability of each Contract will not be affected in any manner by, the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

Section 3.13. Real Property. (a) Neither the Company nor any of its subsidiaries owns any real property.

(b) Schedule 3.13(b)(i) lists all real property (including all land and buildings) which is leased by the Company or any of its subsidiaries as lessee or sublessee (the "Leased Real Estate"). The Company has delivered or caused to be delivered to Buyer complete and accurate copies of the written leases and sub-leases thereto, including all amendments and modifications pursuant to which the Company or its subsidiaries lease the Leased Real Estate, all of which leases and subleases and amendments and modifications thereto are described in
Schedule 3.13(b)(i) (the "Assumed Leases"). Except as disclosed in Schedule 3.13(b)(ii), neither the Company nor any of its subsidiaries has received notice of, or has knowledge of, condemnation or eminent domain proceedings pending or threatened against any Leased Real Estate. Except as disclosed in Schedule 3.13(b)(ii), neither the Company nor any of its subsidiaries has received any notice from any city, village or other Governmental Authority of, or otherwise has any knowledge of, any zoning, ordinance, building, fire or health code or other legal violation in respect of any Leased Real Estate, other than violations which have been corrected or which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Other than for exceptions to the following which are set forth in Schedule 3.13(b)(iii):

(i) the Company or its subsidiaries has good, marketable and insurable title to the Leased Real Estate pursuant to the Assumed Leases, and the Assumed Leases are in full force and effect and are valid, binding and enforceable in accordance with their respective terms;

(ii) no amount payable under any Assumed Lease is past due;

(iii) the Company or the relevant subsidiary is in compliance in all material respects with all commitments and obligations on its part to be performed or observed under such Assumed Lease and is not aware of the failure by any other party to such Assumed Leases to comply in all material respects with all of its commitments and obligations;

(iv) neither the Company nor any subsidiary has received any written notice (A) of a material default (which has not been cured), offset or counterclaim under any Assumed Lease, or any other communication calling upon it to comply with any provision of any Assumed Lease or asserting noncompliance therewith or asserting that the Company or any subsidiary has waived or altered its rights thereunder, and no event or condition has happened or presently exists which constitutes a default or, after notice or lapse of time or both, would constitute a default under any Assumed Lease on the part of the Company, its subsidiaries or on the part of any other party, or (B) of any Action against any party under any Assumed Lease which if adversely determined would result in such Assumed Lease being terminated or cut off; and

(v) neither the Company nor any subsidiary has assigned, mortgaged, pledged or otherwise encumbered its interest under any Assumed Lease or entered into any sublease with respect to any Leased Real Estate, nor has any such party entered into any agreement or commitment to take any such action.

(c) The Leased Real Estate constitutes, in the aggregate, all of the real property used to conduct the Business in the manner conducted subsequent to September 30, 1998. Each Leased Real Estate (i) is in good operating condition and repair and is structurally sound, with no material alterations or repairs being required thereto under applicable law or insurance company requirements;
(ii) consists of sufficient land, parking areas, driveways and other improvements and lawful means of access and utility service to permit the use thereof in the manner and for the material purposes to which it is presently devoted; and (iii) is otherwise suitable and adequate in all material respects for its current use, operation and occupancy. Except as set forth in Schedule 3.13(c), the Company and its subsidiaries are in exclusive possession of the Leased Real Estate and no Leased Real Estate is subject to any third party rights or encumbrances other than the rights of the lessors under the Assumed Leases. There are no pending or, to the Company's knowledge, threatened proceedings regarding the amount of the Taxes on, or the assessed valuation of, the Leased Real Estate, or relating to condemnation of any portion thereof or impact fees, special assessments or similar matters with respect thereto. No work is required to be performed on any Leased Real Estate in order to bring such property into compliance with any Assumed Lease, law or insurance company requirement.

Section 3.14. Employee Benefit Plans and Related Matters. No Employee Benefit Plan is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code. None of the Sellers, the Company and its subsidiaries, nor any of their respective ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan or
Multiple  Employer  Plan,  and  none  of  the  Sellers,   the  Company  and
its subsidiaries nor any of their respective ERISA Affiliates has incurred any Withdrawal Liability that has not been satisfied in full.

Section 3.15. Customers. Schedule 3.15 sets forth (a) the names of the 20 largest customers of the Business during the six-month period ended December 31, 1998 and (b) the amount for which each such customer was invoiced during such period. To Sellers' knowledge, except as set forth in Schedule 3.15, neither Seller nor any of its Affiliates has received any notice (written or oral) that any such customer of the Business (i) has ceased, or will cease, to purchase the products, goods or services of the Business, (ii) has reduced or will reduce the purchase of products, goods or services of the Business or (iii) has sought, or is seeking, in writing to reduce the price it will pay for products, goods or services of the Business, including, in each case, after the consummation of the transactions contemplated hereby.

Section 3.16. Product Warranties. Except as set forth in Schedule 3.16 and for warranties under Applicable Law, (a) there are no warranties express or implied, written or oral, with respect to the products of the Business and (b) there are no pending or threatened claims with respect to any such warranty, and no Seller has any liability with respect to any such warranty, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due.

Section 3.17. Year 2000 Problems. Sellers have (a) engaged in a process of assessment of the existence of the Year 2000 Problems reasonably appropriate to the scope and complexity of their respective Systems; and (b) adopted and are successfully implementing a plan of correction ("Plan of Correction") which, the Sellers reasonably believe will result in a substantial elimination of Year 2000 Problems (and, in any event, all Year 2000 Problems which could reasonably be expected to have a Material Adverse Effect) and, in the case of all Systems critical to the business or operations of the Company and its subsidiaries, elimination in all material respects of Year 2000 Problems prior to any processing failure of a System or Systems due to Year 2000 Problems which might have a Material Adverse Effect. The Sellers reasonably believe that, as relating to the Business, individually and taken as a whole, (i) the assessment and correction of Year 2000 Problems, including, without limitation, the Plan of Correction, and the testing of all Systems and the correction of Year 2000 Problems, in each case, which, individually or in the aggregate, if not corrected could reasonably be expected to have a Material Adverse Effect, will be completed on or prior to June 30, 1999, (ii) a Material Adverse Effect will not occur as a result of any Year 2000 Problem, and (iii) the aggregate costs and expenses incurred and reasonably expected to be incurred in connection with the assessment and correction of Year 2000 Problems, including, without limitation, the Plan of Correction, and the testing and monitoring of all Systems and the correction of Year 2000 Problems, could not reasonably be expected to materially exceed the amounts estimated in the Plan of Correction.

Section 3.18. Environmental and Safety Matters. The Business of the Sellers has been operated, and the Assets and the property subject to the Assumed Leases are, in compliance in all material respects with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by the Sellers of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof), except where failure to be in compliance would not have a Material Adverse Effect. To Sellers' knowledge, Sellers are not liable for any costs, obligations, penalties, fines, or forfeitures for failure to comply with any Environmental Laws, or with respect to any environmental conditions or any release or presence of any Hazardous Substances, nor are they required to remedy or remove any existing condition or substance from any real property rented or used by them relating to any Assets or the Business. Sellers have not received any notice or warning from any Government Authority with respect to any failure or alleged failure by Sellers to comply with any Environmental Laws or from any third party with respect to any claims based on environmental conditions or the release or presence of any Hazardous Substances on any property subject to the Assumed Leases, or related to any Assets or the Business. To Seller's knowledge, there are no underground storage tanks ("USTs"), active or abandoned, including petroleum storage tanks, on or under any of the Leased Real Estate. Sellers are in compliance in all material respects with the requirements of the Occupational Safety and Health
Act  and  the  regulations  promulgated  thereunder  and  any  similar  laws  or regulations of any state or local jurisdiction ("OSHA"), except for any non-compliance which would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. No Seller has received any material citation from the Occupational Safety and Health Administration or any comparable Government Authority or any Government Authority inspector setting forth any respect in which the facilities or operations of such Seller relating to the Assets or the Business are not in compliance with OSHA in any material respect, or the regulations under such act, which non-compliance has not been corrected or remedied to the satisfaction of such Government Authority or inspector. Each Seller has heretofore provided Buyer with copies of all material citations heretofore issued to such Seller under OSHA and copies of all material correspondence from and to the Occupational Safety and Health Administration, any comparable Government Authority and any inspectors therefrom during the past three (3) years relating to the Assets or the Business.

Section 3.19. Fees and Expenses. Other than the SSB Payment Obligation and other than as is payable by the Company and not by Buyer and is not and will not result in any or increase any Assumed Liability, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its subsidiaries. No such engagement letters obligate the Business or the owner of the Assets to continue to use the services of any broker, investment banker, financial advisor or other person or pay fees or expenses in connection with any future transaction.

Section 3.20. Interested Party Transactions. Except as disclosed in Schedule 3.20, no officer or director of the Company or any Affiliate or associate of any such person has, either directly or indirectly, any interest in any contract, arrangement or property (real or personal, tangible or intangible) used in or pertaining to the Assets or Assumed Liabilities, or in any supplier, distributor or customer of the Business, except for the normal rights of a shareholder and rights under the Employee Benefit Plans, the Stock Incentive Plan and the Nonqualified Stock Option Plan.

Section 3.21. Fairness Opinion. The Board of Directors of the Company has received an opinion as of the date hereof from Salomon Smith Barney Inc. and Credit Suisse First Boston to the effect that, as of the date hereof, the Purchase Price is fair to the Sellers from a financial point of view.

Section 3.22. Board Approval and Recommendation. The Board of Directors of the Company unanimously has (i) determined that this Agreement and the transactions contemplated hereby, including the Asset Purchase, are advisable, fair to and in the best interests of those persons to whom the directors owe fiduciary duties under applicable law, (ii) determined that, in light of the Company's deteriorating financial and operating condition, it is necessary and urgent that the Company and its subsidiaries file petitions for relief under the Bankruptcy Code, (iii) determined that an immediate sale of the Assets pursuant to Section 363 of the Bankruptcy Code is necessary and urgent as the value of the Assets, and, therefore, the value ultimately available to the creditors and stockholders of the Company and its subsidiaries, is rapidly deteriorating, and (iv) approved this Agreement and the transactions contemplated hereby (the "Company Board Determination").

Section 3.23. Applicability of State Takeover Laws. The Company and its Board of Directors have taken all such action as may be necessary to ensure that any otherwise applicable provisions of Chapters 10 and 12 of the California General Corporation Law (the "CGCL") that would have the effect of prohibiting or preventing the Asset Purchase or any of the transactions contemplated by this Agreement shall be inapplicable to the Asset Purchase, this Agreement, or any of the transactions contemplated hereby.

Section 3.24. Disclosure. No Disclosure contains, after giving effect to any updated or corrective disclosure made in writing prior to the date of this Agreement, any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished. Each Projected Disclosure, when made, represented the good faith belief of the person making such Projected Disclosure, and the person making such Projected Disclosure had a reasonable basis therefor. For purposes of this Section 3.24, the term "Disclosure" means (i) any representation or warranty made by any Seller in this Agreement and (ii) any document, written information, statement, financial statement, certificate or exhibit prepared and furnished or to be prepared and furnished by the Company or their respective representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, other than, in the case of clause (ii) of this definition, to the extent any such document, statement or information relates to projections as to future performance or future events ("Projected Disclosure").

                                    ARTICLE 4

                     Representations and Warranties of Buyer

           Buyer hereby represents and warrants to Sellers as follows:


Section 4.1. Incorporation; Authorization; Etc. Buyer is duly incorporated, validly existing and in good standing under the laws of New York. Buyer has full corporate power to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance of Buyer's obligations hereunder have been duly and validly authorized by all necessary corporate proceedings on the part of Buyer and no other corporate or stockholder proceedings or actions on the part of Buyer or its Affiliates, or any of their partners, boards of directors or stockholders, as the case may be, are necessary therefor. The execution, delivery and performance of this Agreement will not (a) violate any provision of the charter or bylaws or similar organizational instrument of Buyer or any of its Affiliates, or (b) violate or conflict with any statute, rule or regulation applicable to Buyer, any of its Affiliates or any of their properties or assets or any other material restriction of any kind or character to which Buyer or any of its Affiliates is subject that would prohibit or make unlawful the Asset Purchase. This Agreement has been duly executed and delivered by Buyer, and, assuming the due execution hereof by Sellers, this Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

Section 4.2. Licenses, Approvals, Other Authorizations,  Consents, Reports, Etc.
Schedule 4.2 contains a list of all registrations, filings, applications, Consents or qualifications required to be made, filed, given or obtained by Buyer or any of its Affiliates with, to or from any person in connection with the consummation of the Asset Purchase except for (a) the filing of a premerger notification and report form by Buyer under the HSR Act, (b) those that become applicable solely as a result of the specific regulatory status of any Seller or any of its Affiliates, or (c) where the failure to make, file, give or obtain any of them would not prohibit or make unlawful the consummation of the Asset Purchase.

Section 4.3. Brokers, Finders, Etc. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission from the Company in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

Section 4.4. Financing. Buyer has available sufficient financing to consummate the Asset Purchase in accordance with its terms and the terms of this Agreement.

                                   ARTICLE 5

                         Covenants of Sellers and Buyer


Section 5.1. Conduct of Business. During the period from the date of this Agreement to and through the Closing, the Company shall, and shall cause its subsidiaries to, carry on the

Business in the ordinary course of business in conformity with all Applicable Laws and, to the extent consistent therewith, use all reasonable efforts to preserve the Business intact, keep available the services of their current officers and employees, and preserve the good will of and relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with the Business. Without limiting the generality of the foregoing, during the period from the date of this Agreement to and through the Closing, except as disclosed on Schedule 5.1, the Company shall not, and shall not permit any of its subsidiaries to, without the prior written approval of
Buyer:

(a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, other than dividends and distributions by any direct or indirect wholly-owned subsidiary of the Company to its parent, (ii) adjust, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities (other than in connection with the exercise of Company Options in accordance with the terms thereof as in effect on the date hereof, as contemplated by Section 6.6);

(b) except with respect to the securities of the Company, issue, deliver, sell, dispose, pledge or encumber, or authorize or propose the issuance, delivery, sale, disposition, pledge or encumbrance of, any shares of its capital stock of any class or other securities or any securities convertible into or exercisable or exchangeable for, or any rights, warrants, calls, commitments or options to acquire, any such shares or securities, or enter into any agreement with respect to any of the foregoing and shall not amend any equity-related awards issued pursuant to any Employee Benefit Plan, other than the issuance of Company Shares upon the exercise of Company Options;

(c) amend its articles of incorporation, bylaws or other comparable charter or organizational documents in any manner that is inconsistent with prompt consummation of the transactions contemplated hereby in accordance with the terms hereof or that could otherwise reasonably be expected to have a Material Adverse Effect;

(d) amend, modify or waive any provision of any of the Joint Venture Documents or make any material change to the operations or financial arrangements relating to any of the Joint Ventures;

(e) amend, modify or waive any provision of the Customer Agreements or Supply Agreements or make any material change to the operations, services, or policies relating to customers or suppliers, other than as would be fully reflected in an Estimated Purchase Price Adjustment;

(f) other than as would not reduce the value of any Asset or result in any Liability that would be or increase any Assumed Liability, mortgage or otherwise encumber or subject to any Encumbrance or, except in the ordinary course of business consistent with past practice and pursuant to existing contracts or commitments, sell, lease, license, transfer or otherwise dispose of any material properties or assets;

(g) (i) incur, assume, guarantee or become obligated with respect to any indebtedness other than (A) borrowings under the DIP Credit Agreement and (B) ordinary course payables incurred in the ordinary course of business; (ii) incur, assume, guarantee or become obligated with respect to any other material obligations other than in the ordinary course of business and consistent with past practice; (iii) make any loans, advances or capital contributions to, or investments in, any other Person, other than by the Company or any of its subsidiaries to or in the Company or any of its wholly-owned subsidiaries; or
(iv) pay, discharge or satisfy any claims, Liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the case of this clause (iv), (A) in the ordinary course of business consistent with past practice, and (B) as does not, and, in the reasonable judgment of Buyer, could not be expected to, impair the value of any Asset (including, without limitation, any Assumed Contract) or result in or increase any Assumed Liability;

(h) make or agree to make any capital expenditures or capital additions that exceed $25,000 per calendar month;

(i) incur or capitalize any cost or expense related to marketing funds, co-op funds or similar retailer other than any such costs or expenses which actually contribute to an Impaired Customer Adjustment or for which an Adjustment Consent is given;

(j) permit its inventory of Prepaid Calling Cards at any time to fall below an amount adequate to supply reasonably anticipated demand for the Prepaid Calling Cards for the 30 day period beginning at such time (assuming the Company were continuing its operations and no Closing would occur during any such 30-day period);

(k) fail to comply in any material respect with the DIP Credit Agreement;

(l) make or rescind any material tax election or take any material tax position (unless required by law) or file any Return or change its fiscal year or financial or tax accounting methods, policies or practices (except as required by changes in GAAP) or settle or compromise any material income tax liability, except, in the case of any such tax election, tax position, Return, tax accounting method, tax accounting policy or tax accounting practice or tax liability, as would not reasonably be expected to affect the Buyer;

(m) make any loan, advance or capital contributions to or investment in any person other than in any subsidiary;

(n) (i) other than (A) as would not reduce the value of any Asset or result in any Liability that would be or increase any Assumed Liability as of or subsequent to the Closing, or (B) as actually contributes to a Purchase Price Adjustment, modify, amend or terminate any material contract or agreement to which it is a party (including any lease), or (ii) release or waive any material rights or claims, or, subject to the fiduciary duties of the Board of Directors of the Company under the CGCL as determined by the Board of Directors in accordance with the advice of outside counsel to the Company, and upon prior written notice to Buyer, waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party;

(o) (i) grant any increases in the compensation of any of its directors, officers or employees, except increases in the ordinary course of business consistent with past practice that are not material, (ii) pay or award or agree to pay or award any pension, retirement allowance, or other nonequity incentive awards, or other employee benefit, not required by any outstanding employee benefit plans or arrangements to any current or former director, officer or employees, whether past or present, or to any other Person, except for payments or awards that are in the ordinary course of business, consistent with past practice, and that are not material, (iii) enter into any new or amend any existing employment agreement with any director, officer or employee, except for employment agreements with new employees entered into in the ordinary course of business consistent with past practice and, with respect to employees who are not officers, executives or directors of the Company or its subsidiaries, except for amendments in the ordinary course of business, consistent with past practice, that do not materially increase benefits or payments, (iv) enter into any new or amend any existing severance agreement with any current or former director, officer or employee, except, with respect to employees who are not officers, executives or directors of the Company or its subsidiaries, for agreements or amendments in the ordinary course of business, consistent with past practice, that do not provide for materially increased benefits, (v) other than the acceleration of outstanding Company Options pursuant to Section 6.6 and other than as could not be expected to impair the value of any Asset or result in any Liability that would be or increase any Assumed Liability, enter into any agreement or exercise any discretion providing for acceleration of payment or performance as a result of a change of control of the Company or its subsidiaries or (vi) become obligated under any new employee benefit plan or arrangement, which was not in existence on the date hereof or amend or exercise discretion pursuant to any such employee benefit plan or arrangement in existence on the date hereof, except for any such amendment applicable only to employees who are not officers, executives or directors of the Company or its subsidiaries or exercise of discretion in the ordinary course of business, consistent with past practice (that does not disproportionately effect officers, executives or directors as opposed to other employees);

(p) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries that is inconsistent with prompt consummation of the transactions contemplated hereby in accordance with the terms hereof or could otherwise reasonably be expected to have a Material Adverse Effect;

(q) make any acquisition, by means of merger, consolidation or otherwise, of (i) any direct or indirect ownership interest in or assets comprising any business enterprise or operation or (ii) except in the ordinary course and consistent with past practice, any other assets;

(r) enter into any agreement containing any provision or covenant limiting the ability of the Company or any of its subsidiaries to (i) sell any products or services of or to any other person, (ii) engage in any line of business or (iii) compete with or to obtain products or services from any person or limiting the ability of any person to provide products or services to the Company or any of its subsidiaries;

(s) (i) take or agree or commit to take any action that would make any representation or warranty of the Company hereunder inaccurate in any material respect at, or as of any time prior to, Closing or (ii) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time;

(t) fail to pay any premiums when due with respect to any of the insurance policies set forth in Schedule 2.1(p);

(u) fail to maintain any Leased Real Estate in its current condition, ordinary wear and tear excepted; or

(v) authorize any of, or commit or agree to take any of, the foregoing actions.

Section 5.2. Access to Information. (a) From the date hereof to and through the Closing, Sellers shall give Buyer, its counsel, financial advisors, auditors and other authorized representatives full access (during normal business hours and upon reasonable notice) to the offices, properties, officers, employees, accountants, auditors, counsel and other representatives, books and records of the Company and its subsidiaries, will furnish to Buyer, its counsel, financial advisors, auditors and other authorized representatives such financial, operating and property related data and other information as such persons may request, and will instruct the Company's and its subsidiaries' employees, counsel and financial advisors to cooperate with Buyer in its investigation of the business of the Company and the subsidiaries including, without limitation, in connection with Buyer's obtaining title reports, surveys, environmental reports and similar reports or studies with respect to the Leased Real Estate, and will exercise all reasonable efforts to obtain from landlords such estoppel certificates as Buyer may request; provided that no investigation pursuant to this Section 5.2 shall affect any representation or warranty given by the Company hereunder. Without limiting the foregoing, the access and information to be afforded to Buyer pursuant to the immediately preceding sentence shall include all such access and information as may be necessary or desirable from time to time to enable Buyer (i) to determine promptly whether the termination rights referred to in Section 12.1(i) will be or are available to Buyer and (ii) to review and consider the Estimated Adjustments and the bases therefor. Information obtained in accordance with this paragraph (a) shall be held in confidence in accordance with the Confidentiality Agreement.

(b) From the Closing Date through the date the Bankruptcy Cases are closed, Buyer shall give to the Seller's Representative, its counsel, financial advisors, auditors and other authorized representatives full access (during normal business hours and upon reasonable notice) to the books and records of the Business to the extent such books and records relate to pre-Closing periods, and will furnish to Seller's Representative, its counsel, financial advisors, auditors and other authorized representatives such financial, operating and property-related data and other information relating to the Business, and relating solely to pre-Closing periods, as may be necessary for administration of the Bankruptcy Cases. Information obtained in accordance with this paragraph
(b)  shall  be  held  in  confidence  in  accordance  with  the  Confidentiality
Agreement.

(c) From the date  hereof to the Closing  Date,  the  Company  shall  deliver to
Buyer:

(i) Regulatory Notices: promptly upon receipt, notification of any non-renewal, cancellation, termination, revocation, suspension, impairment or material modification of, or of any hearing, proceeding or investigation regarding, any License held by the Company or any of its subsidiaries which is reasonably likely to have a Material Adverse Effect;

(ii) Material Contracts: promptly after (A) any Contract is terminated or expires or is renewed or is, amended or otherwise modified in any material manner, (B) any new contract that would have been a Contract had it been entered into as of the date hereof is entered into, or (C) any material notice or other communication is delivered by any party to any Contract pursuant thereto or in respect thereof, notice and a copy thereof and, in the case of any such renewal, amendment, other modification or new Contract, a description in reasonable detail of the material terms thereof; and

(iii) Other Information: with reasonable promptness, such other information and data with respect to the Company or any of its subsidiaries as from time to time may be reasonably requested by Buyer.

(d) From the period from the date hereof until the Closing Date, in the event that the DIP Credit Agreement is terminated or the Lender thereunder is otherwise not entitled to receive the information and reports referred to in
Section 5.1 of the DIP Credit Agreement and/or entitled to the inspection and meeting rights referred to in Section 5.5 of the DIP Credit Agreement, then Buyer shall be entitled to, and the Company shall be obligated to provide, all of the rights of Lender referred to in Sections 5.1 and 5.5 of the DIP Credit Agreement as if such sections were fully set forth in this Agreement, with all references therein to "Lender" being deemed to be references to "Buyer".

Section 5.3. HSR Act Filings and Other Regulatory Approvals; Reasonable Efforts; Notification; Consents. (a) Each of Buyer and the Company shall (i) promptly make or cause to be made the filings required of such party or any of its subsidiaries under the HSR Act with respect to the transactions contemplated by this Agreement, (ii) comply at the earliest practicable date with any request under the HSR Act for additional information, documents, or other material received by such party or any of its subsidiaries from the United States Federal Trade Commission or the United States Department of Justice or any other Governmental Authority in respect of such filings or such transactions, and
(iii) cooperate with the other party in connection with any such filing, and in connection with resolving any investigation or other inquiry of any such agency or other Governmental Authority under the Antitrust Laws. Each party shall promptly inform the other party of any communication with, and any proposed understanding, undertaking, or agreement with any Governmental Authority regarding any such filings or any such transaction. Neither party shall participate in any meeting with any Governmental Authority in respect of any such filings, investigation or other inquiry without giving the other party notice of the meeting and, to the extent permitted by such Governmental Authority, the opportunity to attend and participate.

(b) Each of Buyer and the Company shall use all reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or any state statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade with respect to the transactions contemplated hereby as promptly as possible after the execution of this Agreement.

(c) Each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Asset Purchase and the other transactions contemplated by this Agreement, including (i) the obtaining of all other necessary actions or nonactions, waivers, Consents and approvals from Governmental Authorities and the making of all other necessary registrations and filings (including other filings with Governmental Authorities, if any), (ii) the obtaining of all necessary Consents, approvals or waivers from third parties (including, without limitation, delivery of a notice of assignment of the AudioFAX patent license to AudioFAX IP LLC within 10 days of the date of this Agreement and including seeking Consents required for the transfer of Non-Bankruptcy Assets), (iii) the preparation of the Bankruptcy Filings, any and all petitions, filings, notices, motions, certificates as may be necessary or desirable in connection with the Bankruptcy Cases, and (iv) the execution and delivery of any additional certificates, agreements, instruments, reports, schedules, statements, consents, documents and information necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Without limiting the foregoing, the Board of Directors of the Company unanimously agrees, if called upon to do so for any reason during the period from the date hereof to the earlier of (x) the date this Agreement is terminated in accordance with its terms and (y) the date a Successful Bidder (as defined in the Sale Procedures Order) is selected, to recommend that shareholders, or, if appropriate, other stakeholders, of the Company vote in favor of approval and adoption of this Agreement and the transactions contemplated hereby. If such recommendation is made at any time, such recommendation shall be deemed to be included in and to form a part of the Company Board Determination.

(d) Notwithstanding anything to the contrary in Section 5.2(a), (b) or (c), (i) neither Buyer nor any of its subsidiaries shall be required to (A) divest, or cause or permit the Company or its subsidiaries or Affiliates to divest, any of their respective businesses, product lines or assets, or (B) to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect or an adverse effect on the value, condition (financial or otherwise), prospects, business or results of operations or prospects of Buyer or its pre-Closing subsidiaries that would be material to an entity having assets, liabilities, revenues and earnings similar in amount to those of the Company, and (ii) Buyer shall not be required to waive any of the conditions to this Agreement set forth in Article 8.

(e) The Company shall give prompt notice to Buyer of (i) any representation or warranty made by any of the Sellers contained in this Agreement becoming untrue or inaccurate in any respect or (ii) the failure by any of the Sellers to comply with or satisfy in any respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement. Buyer shall give prompt notice to the Company of (A) any representation or warranty made by Buyer contained in this Agreement becoming untrue or inaccurate in any respect or (B) the failure by it to comply with or satisfy in any respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

(f) The Company shall give prompt notice to Buyer, and Buyer shall give prompt notice to the Company, of:

                  (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

                  (ii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

                  (iii) any Actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting it or any of its subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to any provision of
Article 3 or which relate to the consummation of the transactions contemplated by this Agreement.

(g) At any time prior to the second Business Day prior to the Closing Date, Buyer may cause any contract referred to in part (b) of Schedule 2.2 to be removed from such schedule of Excluded Assets and to cause such contract to thereafter be deemed to be an Assumed Contract.

(h) Anything to the contrary in this Agreement notwithstanding, this Agreement shall not constitute an agreement to assign or transfer any contract, lease, permit or other agreement or arrangement or any claim, right or benefit arising thereunder or resulting therefrom of a Foreign Sub that is not a party to the Bankruptcy Cases that would otherwise be an Asset ("Non-Bankruptcy Asset") if an assignment or transfer or an attempt to make such an assignment or transfer without the Consent of a third party would constitute a breach or violation thereof or affect materially and adversely the rights of Buyer thereunder; and any transfer or assignment to Buyer by any Seller of any interest under any Non-Bankruptcy Asset that requires the Consent of a third party shall be made subject to such Consent being obtained. In the event any such Consent is not obtained on or prior to the Closing Date, the relevant Seller shall, at its own expense, use its reasonable best efforts to obtain any such Consent after the Closing Date until such time as such Consent has been obtained, and, if such Consent has not been obtained prior to the Closing Date, such Seller shall cooperate with Buyer in any lawful arrangement to provide that Buyer shall receive the interest of such Seller or the relevant Affiliate, as the case may be, in the benefits under any such Non-Bankruptcy Asset, including performance by such Seller or the relevant Affiliate, as the case may be, as agent, provided that Buyer shall undertake to pay or satisfy the corresponding liabilities for the enjoyment of such benefit only to the extent Buyer would have been responsible therefor hereunder if such Consent had been obtained. Nothing in this Section 5.3(h) shall be deemed a waiver by Buyer of its right to have received on or before the Closing an effective assignment of all of the Assets, nor shall this paragraph be deemed to constitute an agreement to exclude from the Assets any properties, assets or rights described under Section 2.1.

Section 5.4. Cure of Defaults. Subject to Bankruptcy Court Approval, the Sellers shall, on or prior to the Closing, cure any and all defaults and breaches under and satisfy (or, with respect to any Liability or obligation that cannot be rendered non-contingent and liquidated prior to the Closing Date, made effective provision reasonably satisfactory to Buyer and the Bankruptcy Court for satisfaction from funds of Seller of) any Liability or obligation arising from or relating to pre-Closing periods under the Assumed Contracts so that such Assumed Contracts may be assumed by the Filing Sellers and assigned to the Buyer in accordance with the provisions of Section 365 of the Bankruptcy Code and this Agreement (including, without limitation, Section 2.3(a) hereof). Each Filing Seller agrees that it will promptly take such actions as are reasonably necessary or desirable to obtain a Final Order of the Bankruptcy

Court assuming and assigning to Buyer the contracts to be assigned to Buyer pursuant hereto.

Section 5.5. Bankruptcy Filings, Covenants and Agreements. (a) Not later than the close of business on the day following the date hereof, each of the Filing Sellers shall file with the Bankruptcy Court (i) a petition for relief under
Section 301 of the Bankruptcy Code, (ii) applications or motions seeking approval of the Sale Procedures Order, the Interim Financing Order, the Final Financing Order and an assumption order and seeking hearings on the Final Financing Order, the assumption order and the Sale Procedures Order not later than the date 25 days after the Filing Date, each such application or motion to be reasonably satisfactory in form and substance to Buyer. The petitions, motions and filings referred to in this Section 5.5(a), the "Bankruptcy Filings," and the proceedings initiated by the filing of the Bankruptcy Filings, together with all related proceedings, the "Bankruptcy Cases."

(b) Buyer agrees that it will promptly take such actions as are reasonably requested by Filing Sellers, on behalf of the Filing Sellers, to assist in obtaining Bankruptcy Court Approval, including without limitation, furnishing affidavits or other documents or information for filing with the Bankruptcy Court for purposes, among others, of providing necessary assurances of performance by Buyer under the Agreements and demonstrating that Buyer is a "good faith" purchaser under section 363(m) of the Bankruptcy Code. In the event the order granting Bankruptcy Court Approval shall be appealed, Filing Sellers shall use all reasonable efforts to defend such appeal.

(c) Other than in connection with the solicitation of, and discussions with, bidders, and the acknowledgment of bids in the Auction (in accordance with the terms governing such Auction set forth in the Sale Procedures Order (including Paragraphs 5-12 thereof)), Sellers agree that prior to the earlier of the Closing or the termination of this Agreement in accordance with its terms, none of them or any of their officers, directors, employees, attorneys, investment bankers, accountants or other agents or representatives shall solicit any inquiries, proposals, offers or bids from any person or entity other than Buyer relating to the Assets, the Business or the capital stock of any Seller or otherwise take any affirmative action (including, without limitation, entering into any agreement or letter-of-intent with respect thereto or recommending any such transaction to the Company's shareholders or other stakeholders) to cause, promote or assist the purchase of the Assets, Business or such capital stock by a third party or the recapitalization or restructuring of the Company or the Business as an alternative to the Auction.

(d) Sellers agree that until termination of this Agreement in accordance with its terms, Sellers will not negotiate or enter into any agreement for the sale of all or any portion of the Assets, Business or capital stock of any Seller.

(e) Sellers agree to take all such actions and to make all such filings and petitions as may be necessary to ensure that no plan of reorganization for the Sellers in accordance with Chapter 11 of the Bankruptcy Code is confirmed as of a date prior to the date that the Purchase Price Adjustment Statement becomes final and binding upon the parties hereto in accordance with Section 13.2 hereof.

Section 5.6. New Contracts. From the date of this Agreement through the date Bankruptcy Court Approval is received, no Seller shall enter into any Important New Contract unless such Important New Contract would not be, give rise to or increase an Asset or Assumed Liability as of or subsequent to the Closing without the express written Consent of Buyer in accordance with the provisions of this Section 5.6. In the event any Seller shall enter into any Important New Contract, such Seller shall deliver a copy of such Important New Contract to Buyer not later than the second Business Day following the date such Important New Contract is entered into. Any such Important New Contract shall be an Excluded Asset (and any Liability or obligations arising thereunder shall be Excluded Liabilities), unless prior to the Closing Buyer shall have delivered written notice to the Company (each, an "Important New Contract Consent") stating that such Important New Contract shall be an Assumed Contract (assuming Sellers have complied with Section 5.4 with respect thereto as of the Closing). From the date Bankruptcy Court Approval is received through the Closing Date, without the prior written Consent of Buyer, no Seller shall enter into any Important New Contract. The term "Important New Contract" means any Customer Agreement or Supply Agreement entered after the date of this Agreement, or any other agreement entered after the date of this Agreement that is material to the Business or the entering into of which, or the loss of which after its execution, could reasonably be expected to have a Material Adverse Effect.

Section 5.7. Sellers' Use of SmarTalk Name. Each Seller covenants that at the Closing, or as soon thereafter as is practicable (but in no event later than the tenth day after the Closing Date), it will not use any name, mark, logo, trade name or trademark incorporating "SmarTalk TeleServices, Inc." or "SmarTalk" in any business activity except as is necessary or convenient for the administration of the Bankruptcy Cases.

Section 5.8. Public Announcements. Buyer and the Company will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release, court filing or pleading or other public statements with respect to the transactions contemplated by this Agreement, including the Asset Purchase and the Bankruptcy Cases, and shall not issue any such press release or make any such public statement prior to such consultation and, in the case of statements by the Company, without the prior approval of Buyer, in each case except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or with The Nasdaq Stock Market. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement will be in the form previously agreed to by the parties. The Buyer and each Seller shall cause its employees, officers and directors to comply with this Section 5.8.

Section 5.9. Further Assurances. Sellers and Buyer agree that, from time to time, whether before, at or after the Closing Date, each of them will, and will cause their respective

Affiliates to, execute and deliver such further instruments of conveyance and transfer and take such other action as may be necessary to carry out the purposes and intents hereof.

Section 5.10. Company Board Determination. From the date hereof to the earlier of (x) the date this Agreement is terminated in accordance with its terms and
(y) the date a Successful Bidder (as defined in the Sale Procedures Order) is selected, the Board of Directors of the Company shall not (i) withdraw or modify, or disclosed its intention to withdraw or modify, in a manner adverse to Buyer, the Company Board Determination, or (ii) approve or recommend, or propose publicly to approve or recommend, any transaction with any other party pursuant to which it is proposed that any such other party or parties shall acquire any substantial portion of the Assets, whether directly or indirectly, or shall acquire 20% or more (by voting power or economic interest) of the outstanding capital stock of any Seller.

                                   ARTICLE 6

                        Employers and Employee Benefits


Section 6.1. Employment of Sellers' Employees. (a) Each Seller shall use its best efforts, and shall cause its Affiliates to use their best efforts, to retain all Employees, and to maintain in good standing through the Closing all relationships and agreements with Consultants, in each case from the date hereof through the Closing Date and to assist Buyer in hiring the Employees offered employment pursuant to Section 6.1(b); provided, that the foregoing shall not require that the Seller or any of its Affiliates offer any compensation or other incentives in addition to the compensation and benefits being provided or required to be provided as of the date of this Agreement.

(b) Buyer shall offer, or shall cause one of its Affiliates to offer, employment to each Employee listed on Schedule 6.1(b) at a base salary not less than the base salary such Employee was receiving from the Seller as of the date of such offer of employment, and on such other terms and conditions as Buyer shall determine (subject to the provisions of this Article 6). The time at which the employment by the Buyer or one of its Affiliates of each such Employee who is not an Inactive Employee as of the Closing and who accepts such offer of employment shall become effective (the "Effective Time of Employment") shall be the Closing. The Effective Time of Employment or of any such Employee who is an Inactive Employee as of the Closing shall such time (if any) within one hundred eighty (180) days following the Closing Date when such Inactive Employee returns to active status and reports to work with Buyer or its Affiliate, as applicable, and Buyer and its Affiliates shall have no obligation to employ any such Inactive Employee who fails to return to active status or to report to work with Buyer or its Affiliate, as applicable, within such one hundred eighty (180) day period. Each Employee who becomes employed by Buyer or one of its Affiliates pursuant to one of the two preceding sentences shall be considered a "Transitioned Employee" from and after his or her Effective Time of Employment.

(c) From the date hereof through the Closing, Sellers shall permit Buyer to communicate with the Employees and Consultants, at reasonable times and upon reasonable notice, concerning Buyer's plans, operations, business, customer relations and general personnel matters and to interview the Employees and Consultants and review the personnel records and such other information concerning the Employees and Consultants as Buyer may reasonably request (subject to obtaining any legally required written permission of any affected Employee or Consultant and to other applicable law), provided that such contacts shall be conducted in a manner that is reasonably acceptable to Sellers.

(d) In the event the employment with the Buyer and its Affiliates of any Transitioned Employee is involuntarily terminated (other than for cause) prior to the first anniversary of the Closing, such Transitioned Employee shall receive a severance benefit equal to a number of weeks' base pay calculated in accordance with the schedule of benefits set forth in Schedule 6.1(d), taking into account such Transitioned Employee's Prior Service and service with Buyer and its Affiliates from and after the Closing. Thereafter, each Transitioned Employee who remains employed by the Buyer or any of its Affiliates shall be eligible to participate in the applicable severance pay plan of Buyer and its Affiliates, and benefits payable under the terms of such plan shall be based on such Transitioned Employee's actual service with the Buyer from and after the Closing. Except as specifically provided above in this Section 6.1(d), Sellers shall be solely responsible for any and all Liabilities relating to or arising in connection with any actual, constructive or deemed termination of employment (including without limitation severance or separation pay or benefits or other similar compensation or benefits under any applicable law, regulation or Employee Benefit Plan) (i) to or with respect to any Employee other than a Transitioned Employee, whether as a result of the consummation of the transactions contemplated hereby or otherwise, and whether before, on or after the Closing Date, or (ii) to any Transitioned Employee as a result of (A) the consummation of the transaction contemplated hereby, (B) any event occurring before the Closing or (C) any action or failure to act of Sellers. Except as provided in this Section 6.1(d) and Section 6.2(c), Buyer shall be solely responsible for any and all Liabilities relating to or arising in connection with any actual, constructive or deemed termination of employment of any Transitioned Employee with Buyer and its Affiliates after such Transitioned Employee's Effective Time of Employment.

Section 6.2. Employee Benefits Generally for Transitioned Employees. (a) Except as specifically provided in Section 6.1(d), for a period of not less than one year following the Closing, Buyer shall provide, and shall cause its Affiliates to provide, employee benefit plans and arrangements to Transitioned Employees that are substantially comparable in the aggregate to the benefits provided to similarly situated employees of Buyer and its Affiliates.

(b) As soon as practicable after the date of this Agreement, but in any event before the Closing, Sellers shall prepare, subject to Buyer's approval (which shall not be unreasonably withheld), a schedule setting forth, for each Employee listed on Schedule 6.1(b), such Employee's length of service with Sellers and their Affiliates before the

Closing ("Prior Service"). Following the Closing, except as specifically provided in the next sentence, Buyer shall recognize, and shall cause its Affiliates to recognize, each Transitioned Employee's Prior Service, solely for purposes of determining eligibility to participate in, but not for purposes of the schedule of benefits or benefit accrual, under any employee benefit plan sponsored by Buyer or any of its Affiliates in which such Transitioned Employee participates after the Closing Date. Notwithstanding the foregoing: (i) Buyer and its Affiliates shall recognize Prior Service of each Transitioned Employee for purposes of determining the amount of such Transitioned Employee's vacation and such Transitioned Employee's vesting in defined contribution plan benefits; and (ii) Buyer and its Affiliates shall not be obligated as a result of this Agreement to recognize any Prior Service for purposes of eligibility for or vesting in retiree welfare or defined benefit pension plan benefits (including without limitation any early retirement subsidies or programs).

(c) Without limiting the generality of any other provision of this Article 6, Sellers shall remain solely responsible for any and all Liabilities relating to or arising in connection with the Employee Benefit Plans, whether arising before, on or after the Closing Date.

Section 6.3. Welfare and Fringe Benefit Plans. (a) Buyer shall provide, or cause its Affiliates to provide, the Transitioned Employees, during their employment by Buyer or its Affiliates, and their eligible dependents and beneficiaries, Welfare Benefits under any plans, programs, policies or arrangements established or maintained by Buyer for such persons ("Buyer's Welfare Plans") for claims incurred after the Closing Date, subject to the terms of Buyer's Welfare Plans maintained in accordance with Section 6.2(a).

(b) From and after the Closing Date, Sellers shall remain solely responsible for any and all Liabilities relating to or arising in connection with (i) the requirements of Section 4980B of the Code to provide continuation of health care coverage under any Plan in respect of (A) Employees who are not Transitioned
Employees, and their beneficiaries and dependents, and (B) Transitioned Employees and their beneficiaries and dependents arising as a result of qualifying events that occur on or before the Transitioned Employee's Effective Time of Employment, and (ii) claims for Welfare Benefits incurred by Transitioned Employees and their beneficiaries and dependents before the Transitioned Employee's Effective Time of Employment. The foregoing notwithstanding, Buyer shall be responsible for any and all Liabilities relating to or arising in connection with (i) the requirements of Section 4980B of the Code to provide continuation of health care coverage in respect of Transitioned Employees and their beneficiaries and dependents arising as a result of qualifying events after the Employee's Effective Time of Employment, and (ii) claims for Welfare Benefits incurred by Transitioned Employees and their beneficiaries and dependents after the Transitioned Employee's Effective Time of Employment.

(c) For purposes of this Agreement, the following claims and Liabilities shall be deemed to be incurred as follows: (i) life, accidental death and dismemberment and business travel accident insurance benefits, upon the death, disability or accident giving rise to such benefits; (ii) salary continuation or other short-term disability benefits, or long-term disability, upon the event or commencement of the condition resulting in the disability giving rise to such benefit; (iii) hospital-provided health, dental, prescription drug or other benefits, which become payable with respect to any hospital confinement, upon commencement of such confinement; and (iv) health, dental and/or prescription drug benefits, upon provision of such services, materials or supplies.

Section 6.4. Workers' Compensation. (a) From and after the Closing Date: (i) Sellers shall remain solely responsible for any and all Liabilities relating to or arising in connection with any and all claims for workers' compensation benefits (A) incurred by or in respect of any Employee who is not a Transitioned Employee on, prior to or after the Closing Date, and (B) incurred by or in respect of Transitioned Employees on or before the Closing Date and (ii) Buyer shall be solely responsible for any and all Liabilities to or in respect of any Transitioned Employee relating to or arising in connection with any and all claims for workers' compensation benefits incurred after the Closing Date.

(b) For purposes of this Section 6.4, a claim for workers' compensation benefits shall be deemed to be incurred when the first event giving rise to the claim occurs.

Section 6.5. Employment Taxes. (a) Sellers and Buyer shall (i) treat Buyer and its Affiliates as a "successor employer" and each Seller as a "predecessor," within the meaning of Sections 3121(a)(1) and 3306(b)(1) of the Code, with respect to Transitioned Employees who are employed by Buyer and its Affiliates for purposes of Taxes imposed under the United States Federal Unemployment Tax Act ("FUTA") or the United States Federal Insurance Contributions Act ("FICA"), and (ii) cooperate with each other to avoid, to the extent possible, the filing of more than one IRS Form W-2 with respect to each such Transitioned Employee for the calendar year within which the Closing Date occurs.

(b) At the request of Buyer with respect to any particular applicable Tax Law relating to employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care or other similar Tax other than Taxes imposed under FICA and FUTA, Sellers shall and Buyer shall (i) treat Buyer and its Affiliates as a successor employer and each Seller as a predecessor employer, within the meaning of the relevant provisions of such Tax Law, with respect to Transitioned Employees who are employed by Buyer and its Affiliates, and (ii) cooperate with each other to avoid, to the extent possible, the filing of more than one individual information reporting form pursuant to each such Tax Law with respect to each such Transitioned Employee for the calendar year within which the Closing Date occurs.

Section 6.6. Stock Options and Stock Plans. Pursuant to Section 6.3 of the Stock Incentive Plan and Section 6.4 of the Nonqualified Stock Option Plan, Sellers and Buyer agree that neither Buyer nor any of its Affiliates shall assume the options to purchase Company Shares issued or granted pursuant to either the Stock Incentive Plan or the Nonqualified Stock Option Plan (the
"Company Plan Options").

                                   ARTICLE 7

                                  Tax Matters


Section 7.1. Tax Representations. None of the Assets is "tax exempt use property" within the meaning of Section 168(h) of the Code. None of the Assets is a lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954. No liens for Taxes (except liens for Taxes not yet due) have been filed and no claims for Taxes have been asserted in writing with respect to the Assets, the Assumed Liabilities or the Business. Each Seller has paid all Taxes required to be paid by them with respect to the Business, the Assets or the Assumed Liabilities.

Section 7.2. Tax Matters. (a) All real and personal property transfer, documentary, sales, use, registration, value-added and other similar Taxes (including interest, penalties and additions to Tax) incurred in connection with the transactions contemplated by this Agreement ("Transfer Taxes") shall be borne by Sellers, and Sellers, jointly and severally, shall indemnify Buyer for any such Taxes incurred by Buyer as a result of Seller's failure to timely pay such Taxes.

(b) Each Seller that is a "domestic corporation" within the meaning of Sections 7701(a)(3) and (4) of the Code and Section 1.897-1(j) of the applicable Treasury regulations (a "Domestic Corporation") shall deliver to Buyer at Closing an affidavit (a "FIRPTA Affidavit"), in form and substance reasonably satisfactory to Buyer, duly executed and acknowledged, certifying that such Seller is a Domestic Corporation. Sellers shall deliver to Buyer at Closing an affidavit, in form and substance reasonably satisfactory to Buyer, duly executed and acknowledged, certifying, for purposes of Section 897 of the Code, that each Asset that is a United States real property interest within the meaning of
Section 897(c) of the Code is and has been held by, and will be transferred to the Buyer by, a Domestic Corporation.

(c) Buyer and Sellers shall, and shall cause their respective Affiliates to, cooperate with respect to Tax matters.

(d) In the case of any Return with respect to a Straddle Period required to be filed by Buyer after the Closing Date, Sellers shall pay Buyer the amount of any Excluded Tax that is or would be payable with respect to such Return at least five Business Days prior to the earlier of the date such Return is required to be filed or payment is due.

                                   ARTICLE 8

                   Conditions of Buyer's Obligation to Close

                  Buyer's obligation to consummate the Asset Purchase shall be subject to the satisfaction on or prior to the Closing Date of all of the following conditions (each of which may be waived, in whole or in part, by Buyer, in its sole discretion, to the extent permitted by Applicable Law):

Section 8.1. Representations, Warranties and Covenants of Sellers. Each Seller shall have performed in all material respects its covenants and agreements under this Agreement, and the representations and warranties of such Seller set forth in this Agreement that are qualified as to "materiality," "Material Adverse Effect" or similar term shall be true and correct when made and at and as of the Closing as if made at and as of such time (except for representations and warranties that are expressly made as of a specific time, which shall be true and correct only as of such time), and the representations and warranties set forth in this Agreement that are not so qualified shall be true and correct in all material respects when made and at and as of the Closing as if made at and as of such time (except for representations and warranties that are expressly made as of a specific time, which shall be true and correct in all material respects only as of such time); and Buyer shall have received a certificate of the Chief Executive Officer or a Vice President of each such Seller to that effect.

Section 8.2. Filings; Consents; Waiting Periods. (a) Any waiting period applicable to the Asset Purchase under the HSR Act shall have expired or early termination thereof shall have been granted without limitation, restriction or condition that has or would have a Material Adverse Effect (or an effect on Buyer and its subsidiaries that, were such effect applied to the Company and its subsidiaries, would constitute a Material Adverse Effect).

(b) Sellers shall have obtained and shall have delivered to Buyer copies of (i) all Governmental Approvals required to be obtained by Sellers in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and (ii) all Consents as are necessary in order to consummate the Asset Purchase, including all those as may be material and necessary in order to obtain the benefit of the Assumed Contracts, the Assumed Intellectual Property, the Licenses and the Assumed Leases.

(c) All Governmental Approvals required for Buyer to consummate the transactions contemplated hereby shall have been made or granted without limitation, restriction or condition, except where the failure to have obtained such Governmental Approval, or where any limitation, restriction or condition thereon, would not have a Material Adverse Effect (or an effect on Buyer and its subsidiaries that, were such effect applied to the Company and its subsidiaries, would constitute a Material Adverse Effect).

Section 8.3. No Material Adverse Effect. No event, occurrence, fact, condition, change, development or effect shall have occurred, exist or come to exist since the date hereof that, individually or in the aggregate, has constituted or resulted in, or would reasonably be expected to constitute or result in, a Material Adverse Effect; provided, however, that neither the initiation of the Bankruptcy Cases nor the fact that any Seller is involved in proceedings under the Bankruptcy Code shall, in and of itself, be deemed to be a Material Adverse Effect.

Section 8.4. No Injunction. There shall not (a) be in effect any injunction, order or decree, restraining, enjoining or otherwise preventing consummation of the transactions contemplated by this Agreement, or permitting such consummation only subject to any condition or restriction unacceptable to Buyer, in its reasonable judgment, or (b) be any Actions pending, or to the knowledge of Sellers, threatened, which could reasonably be expected to have any of the effects set forth in clause (a).

Section 8.5. Legal Opinion. Buyer shall have received the legal opinion of, outside counsel to the Company, dated the Closing Date, addressed to Buyer, in substance and form reasonably acceptable to Buyer, and covering such matters as shall be customary in the circumstances..

Section 8.6. Bankruptcy Court Related Conditions. (a) The Bankruptcy Court shall have entered an order or orders (the "Bankruptcy Court Approval") substantially in the form set forth in Exhibit 8.6 hereto which, among other things, (i) approves, pursuant to Section 363(b) of the Bankruptcy Code, (A) the execution, delivery and performance by Sellers of this Agreement, including each and every term and condition hereof, and the other instruments and agreements contemplated hereby, (B) the sale of the Assets to Buyer on the terms set forth herein and
(C) the performance by Sellers of their respective obligations under this Agreement; (ii) authorizes and directs the Sellers to assume and assign to Buyer the Assumed Contracts to be assigned to Buyer pursuant hereto, and (iii) finds that Buyer is a "good faith" purchaser within the meaning of Section 363(m) of the Bankruptcy Code. The Bankruptcy Court Approval shall have become a Final Order.

(b) Sellers shall have delivered to Buyer (i) a certified copy of the order providing for Bankruptcy Court Approval, and (ii) copies of all affidavits of service of Sellers' motion seeking Bankruptcy Court Approval or notice of such motion filed by or on behalf of Sellers in the Bankruptcy Cases.

(c) The Maturity Date (as defined in the DIP Credit Agreement) shall not have occurred and there shall have occurred no Default or Event of Default (as such terms are defined in the DIP Credit Agreement) under the DIP Credit Agreement.

(d) The Interim Financing Order, the Final Financing Order, the Sales Procedures Order and the Assumption Order shall each be entered by the Bankruptcy Court and shall have become Final Orders.

Section 8.7. Assumed Contracts. (a) All of the Assumed Contracts shall (i) be in full force and effect, (ii) be assignable to and assumable to Buyer without Consent of any other party thereto, or consent to assignment to and assumption by Buyer shall have been obtained with respect thereto, and (iii) have had breaches and defaults thereunder cured, if necessary, in accordance with Section 5.4 hereof, other than, in the cases of clauses (i),
(ii) and (iii) of this paragraph, (1) with respect to Customer Agreements, for failures with respect to agreements representing in the aggregate not more than 7% of the number of Decremented Minutes for the third fiscal quarter of 1998 as set forth in Exhibit 12.1(i) or 7% of the Service Revenues for the third fiscal quarter of 1998 as set forth in Exhibit 12.1(i), and (2) with respect to Assumed Contracts other than Customer Agreements, for such failures as would not have, individually or in the aggregate, a Material Adverse Effect.

(b) The New Millennium Letter Agreement shall be in full force and effect, shall be assignable to and assumable by Buyer as of the Closing, and shall be sufficient to ensure Buyer the right, for a period ending not prior to December 31, 1999, to unfettered access and use of the equipment related to the Business (and the leased space in which such equipment is located) located at the Borden Building, 180 East Broad Street, Columbus, Ohio.

Section 8.8. Minimum Purchase Price. The Purchase Price minus the Estimated Purchase Price Adjustment (calculated without giving effect to clause (1) of part A.1.(b) of Exhibit 13.1) shall not be less than the Buyer Minimum Amount.

                                    ARTICLE 9

                   Conditions of Sellers' Obligation to Close

                  The obligation of the Sellers to consummate the Asset Purchase shall be subject to the satisfaction on or prior to the Closing Date, of all of the following conditions (each of which may be waived, in whole or in part, solely by the Company, in its sole discretion, to the extent permitted by Applicable Law):


Section 9.1. Representations, Warranties and Covenants of Buyer. Buyer shall have performed in all material respects its covenants and agreements under this Agreement, and the representations and warranties of Buyer set forth in this Agreement that are qualified as to "materiality", "Material Adverse Effect" or similar term shall be true and correct when made at and as of the Closing as if made as at and as of such time, and the representations and warranties set forth in this Agreement that are not so qualified shall be true and correct in all material respects when made as at and as of the closing as if made at and as of such time; and the Company shall have received certificates of a Vice President of Buyer to that effect.

Section 9.2. Filings; Consents; Waiting Periods. (a) Any waiting period applicable to the Asset Purchase under the HSR Act shall have expired or early termination thereof shall have been granted.

(b) Buyer shall have obtained and shall have delivered to Sellers copies of all Governmental Approvals required to be obtained by Buyer in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

Section 9.3. No Injunction. There shall not be in effect any injunction, order or decree, restraining, enjoining or otherwise preventing consummation of the transactions contemplated by this Agreement.

Section 9.4. Bankruptcy Court Approval. The Bankruptcy Court shall have entered the Bankruptcy Court Approval.

Section 9.5. Minimum Purchase Price. If (i) the Purchase Price minus the Estimated Purchase Price Adjustment would otherwise be less than the Minimum Amount, (ii) after the date Bankruptcy Court Approval is received, no Seller has voluntarily taken any action (including by incurring additional Current Liabilities or allowing the compromise or reduction of Current Assets) that has caused the Estimated Purchase Price Adjustment to be equal to or greater than the Maximum Estimated Adjustment, (iii) the Board of Directors of the Company (or any trustee appointed by the Bankruptcy Court to manage the affairs of the Company in lieu of the Board of Directors) shall have resolved, on or after the date the Estimated Purchase Price Adjustment is delivered pursuant to Section 13.1, that it would not be advisable and in the best interests of the Company to consummate the Asset Purchase at a purchase price equal to the Purchase Price minus the Estimated Purchase Price Adjustment, and (iv) Buyer, upon two Business Days' notice of such action by the Board of Directors of the Company, shall have failed to agree to a final and binding Purchase Price equal to the Minimum Amount, then Sellers shall not be obligated to consummate the Asset Purchase.

                                   ARTICLE 10

                            Survival; Indemnification


Section 10.1. Indemnification by Sellers. Sellers, jointly and severally, covenant and agree to indemnify and hold harmless Buyer, its officers, directors, employees, agents, advisers, representatives and Affiliates (collectively, the "Buyer Indemnitees") from and against, and pay or reimburse the Buyer Indemnitees for, any and all Losses, (a) as provided for in Section
7.2 and (b) resulting from or arising out of:

(i) except to the extent actually reflected in the Purchase Price Adjustment, any inaccuracy of any representation or warranty made by any Seller herein or any certificate delivered pursuant to this Agreement and which survive the Closing;

(ii) except to the extent actually reflected in the Purchase Price Adjustment, any failure of any Seller to perform any covenant or agreement hereunder or fulfill any other obligation in respect hereof, including the obligations set forth in Sections 13.1 and 13.2;

(iii) any Excluded Liabilities or Excluded Assets;

(iv) any failure of any Seller to comply with any applicable bulk sales laws in connection with the transfer of Assets of Foreign Subs (unless any Losses thereunder arise as a result of Buyer's failure to satisfy the Assumed Liabilities); and

(v) any Excluded Taxes.

                  As to indemnification for inaccuracies in the representations and warranties contained in this Agreement (other than those in Sections 3.1 and 3.2, as to which the following limitations shall not apply), Sellers shall not be required to indemnify the Buyer Indemnitees with respect to any unrelated claims which individually do not exceed $50,000, and in any event shall not be required to indemnify the Buyer Indemnitees unless and until the aggregate amount of all claims against the Sellers with respect thereto exceeds $500,000 in the aggregate; provided, however, that, if such aggregate amount of such claims exceeds $500,000, Sellers shall be obligated to pay the entire amount thereof.


Section 10.2. Indemnification by Buyer. Buyer covenants and agrees to indemnify and hold harmless each Seller, its officers, directors, employees, agents, advisers, representatives and Affiliates (collectively, the "Seller Indemnitees") from and against, and pay or reimburse the Seller Indemnitees for, any and all Losses resulting from or arising out of:

(i) any inaccuracy in any representation or warranty by Buyer made or contained in this Agreement;

(ii) any failure of Buyer to perform any covenant or agreement made or contained in this Agreement or fulfill any other obligation in respect thereof;

(iii) the Assumed Liabilities;

(iv) the operation of the Business by Buyer or Buyer's ownership, operation or use of the Assets on or after the Closing Date; except, in the case of clauses
(iii) and (iv), to the extent such Losses result from or arise out of the Excluded Liabilities or constitute Losses for which Sellers are required to indemnify the Buyer Indemnitees under Section 10.1.

                  As to indemnification for inaccuracies in the representations and warranties contained in this Agreement Buyer shall not be required to indemnify the Seller Indemnitees with respect to any unrelated claims which individually do not exceed $50,000, and in any event shall not be required to indemnify the Seller Indemnitees unless and until the aggregate amount of all claims against Buyer with respect thereto exceeds $500,000 in the aggregate; provided, however, that, if such aggregate amount of such claims exceeds $500,000, Buyer shall be obligated to pay the entire amount thereof.


Section 10.3. Losses Net of Insurance, Etc. The amount of any loss, Liability, cost or expense ("Loss") for which indemnification is provided under this
Article 10 shall be net of
any amounts actually recovered or recoverable by the indemnified party under insurance policies with respect to such Loss, but shall not be net of any tax benefit or cost with respect thereto.

Section 10.4. Termination of Indemnification. The obligations to indemnify and hold harmless any party (a) pursuant to clause (i) of each of Sections 10.1 and 10.2, shall terminate when the applicable representation or warranty terminates pursuant to Section 14.1 and (b) pursuant to the other clauses of Section 10.1 and 10.2 shall terminate at the expiration of the applicable statute of limitations; provided that the foregoing notwithstanding, all indemnification obligations pursuant to this Article 10 shall terminate on the Bankruptcy Plan Confirmation Date; provided, however, that no termination pursuant to this sentence, nor any termination of any survival period set forth in Section 14.1, shall affect, bar or limit any claim asserted prior to such termination, and any plan of reorganization for the Sellers in accordance with Chapter 11 of the Bankruptcy Code shall provide for the satisfaction of any such claim asserted prior to such termination that is ultimately determined to be a Loss that is indemnifiable by any Seller to any Buyer Indemnitee. Buyer agrees not to oppose the confirmation of any Chapter 11 plan of reorganization on the basis that such plan does not provide for payment of claims of Buyer for indemnification pursuant to Section 10.1 which have not been asserted prior to the Bankruptcy Plan Confirmation Date.

Section 10.5. Indemnification Procedures. (a) Any Buyer Indemnitee or Seller Indemnitee entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding by any third party (a "Third Party Claim") with respect to which a claim for indemnification may be made pursuant to this Article 10, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this
Article 10, except to the extent the indemnifying party is actually materially prejudiced thereby, and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this
Article 10. In case any Third Party Claim is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that
(i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within twenty (20) days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; or (ii) if such indemnified party who is a defendant in any Third Party Claim which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except, in the case of Buyer Indemnitees only, to the extent any such indemnified party or parties reasonably shall have concluded that there may be legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, which consent shall not be unreasonably withheld, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim)
unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim, (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party and
(iii) does not include any injunctive or other non-monetary relief. Anything in the foregoing to the contrary notwithstanding, (1) notice given by Buyer to the Company shall constitute valid notice to all Seller Indemnitees, and (2) with respect to any Third Party Claim with respect to which more than one Seller Indemnitee is an indemnified party or potential indemnified party, all such Seller Indemnitees shall select a single Seller Indemnitee to act as representative for all such Seller Indemnitees with respect to such Third Party Claim, and (x) such representative shall be authorized to make authorizations and consents on behalf of each such Seller Indemnitee, and (y) Buyer shall, with respect to all matters relating to such Third Party Claim, be entitled to rely on the statements, authorizations and consents of such representative as being the statement, authorization or consent of each such Seller Indemnitee.

(b) Anything to the contrary in this Section 10.5 notwithstanding: (i) Buyer shall be entitled to assume and control the defense in all respects, including with respect to settlement, with counsel selected by Buyer of any Third Party Claim for Taxes, which Third Party Claim for Taxes includes or could reasonably be expected to include a claim for both Excluded Taxes and Taxes that are Assumed Liabilities, (ii) Sellers shall facilitate such assumption and control by Buyer, which facilitation shall include the prompt delivery, and in any event the delivery within five Business Days after receipt by any Seller or Affiliate thereof of a request therefor, copies of all notices and documents (including court papers) received by any Seller or Affiliate thereof to the extent relating to the Third Party Claim and any power of attorney reasonably requested by Buyer Indemnitee with respect to such Third Party Claim, (iii) Sellers shall reimburse Buyer Indemnitee for any fees and expenses attributable to the defense of such Third Party

Claim to the extent such fees and expenses are attributable to the portion of such claim for which Sellers are required to indemnify Buyer and its Affiliates hereunder.

(c) In the event any indemnified party should have an indemnification claim against any indemnifying party under the Agreement that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice of such claim with reasonable promptness to the indemnifying party. The failure by any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to such indemnified party, except to the extent that the indemnifying party has been actually prejudiced by such failure. If the indemnifying party disputes its liability with respect to such claim, the indemnifying party and the indemnified party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in the Bankruptcy Court or, if the Bankruptcy Court declines to resolve or take jurisdiction over such dispute in an appropriate court of competent jurisdiction.

Section 10.6. Indemnity Payments. In the event Buyer agrees to or is determined to have any obligation to indemnify any Seller Indemnitee pursuant to this
Article 10, the principal amount of the Holdback Note shall automatically be increased by the amount of the Loss relating to such obligation, and as a result of such increase, Buyer shall be deemed to have satisfied such obligation in full and shall have no further Liability with respect thereto. In the event Sellers, or any of them, agree to or are determined to have any obligation to indemnify any Buyer Indemnitee pursuant to this Article 10, the outstanding principal balance of the Holdback Note shall automatically be decreased by the amount of the Loss relating to such obligation, and as a result of such decrease, Sellers, or any such Seller, as the case may be, shall be deemed to have satisfied such obligation in full and shall have no further Liability with respect thereto, provided that if as a result of such decrease the outstanding principal balance of the Holdback Note would otherwise be zero or less than zero, then (i) the outstanding principal balance of the Holdback Note shall be reduced to zero and (ii) the Seller or Sellers having such obligation shall immediately pay to the Buyer Indemnitee an amount in cash equal to the difference between (x) the amount of the Loss related to such obligation and (y) the outstanding principal balance of the Holdback Note immediately prior to such decrease, and only upon such payment shall such Seller or Sellers, as the case may be, be deemed to have satisfied such obligation in full.

                                   ARTICLE 11

                              Deliveries at Closing


Section 11.1. Sellers' Deliveries at Closing. In addition to the other things required to be done hereby, at the Closing, Sellers shall deliver, or cause to be delivered, to Buyer the following:

(a) a certificate dated the Closing Date and validly executed on behalf of each Seller to the effect that the conditions set forth in Sections 8.1 and 8.2(b) have been satisfied;

(b) a copy of the resolutions of the Board of Directors of each Seller, or similar enabling document, authorizing the execution, delivery and performance hereof by each Seller, and adopting the Company Board Determination and a certificate of its secretary, dated as of the Closing Date, that such resolutions were duly adopted and are in full force and effect;

(c) evidence or copies of any Consents required pursuant to Section 8.2;

(d) an opinion, addressed to the Buyer and dated the Closing Date, from outside counsel to Sellers, in substance and form reasonably satisfactory to Buyer;

(e) all documents, certificates and agreements necessary to transfer to Buyer good and marketable title to the Assets, free and clear of any and all Encumbrances thereon, including:

(i) a duly executed Assignment and Assumption Agreement;

(ii) assignments of all Assumed Contracts, Assumed Intellectual Property and any other agreements and instruments constituting Assets, dated the Closing Date, assigning to Buyer all of Sellers' right, title and interest therein and thereto, with any required Consent endorsed thereon;

(iii) an assignment of lease, dated as of the Closing Date, with respect to each Assumed Lease, in form reasonably acceptable to Buyer, together with any necessary transfer declarations or other filings (and in recordable form if required by Buyer); and

(iv) certificates of title to all motor vehicles included in the Assets to be transferred to Buyer hereunder, duly endorsed for transfer to Buyer as of the Closing Date;

(f) all documents necessary to transfer to Buyer the Assumed Intellectual Property;

(g) certified copies of all orders of the Bankruptcy Court; and

(h) the FIRPTA Affidavits described in Section 7.2(b).

Section 11.2. Buyer's Deliveries at Closing. In addition to the other things required to be done hereby, at the Closing, Buyer shall deliver, or cause to be delivered, to Sellers the following:

(a) a certificate dated the Closing Date and validly executed on behalf of Buyer to the effect that the conditions set forth in Sections 9.1 and 9.2(b) have been satisfied;

(b) a copy of the resolutions of the Board of Directors of Buyer, or similar enabling document, authorizing the execution, delivery and performance hereof by Buyer, and a certificate of its secretary or assistant secretary, dated as of the Closing Date, that such resolutions were duly adopted and are in full force and effect;

(c) evidence or copies of any Consents required pursuant to Section 9.2;

(d) a duly executed Holdback Note; and

(e) a duly executed Assignment and Assumption Agreement.

Section 11.3. Required Documents. All documents to be delivered by Sellers or to be entered into by Sellers and Buyer necessary to carry out the transactions contemplated by this Agreement or contemplated by the terms of this Agreement shall be satisfactory in form and substance to Buyer and counsel to Buyer and all documents to be delivered by Buyer necessary to carry out the transactions contemplated by this Agreement or to be entered into by Sellers and Buyer necessary to carry out the transactions contemplated by this Agreement shall be satisfactory in form and substance to Sellers and counsel to Sellers.

                                   ARTICLE 12

                                   Termination


Section 12.1. Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing by:

(a) written agreement of the Company and Buyer;

(b) by Buyer or the Company if the Closing has not occurred by the seventy-second calendar day after the date of this Agreement, provided that the terminating party is not in material breach of any of its representations and warranties contained in this Agreement and has not failed in any material respect to perform any of its obligations hereunder;

(c) by either the Company or Buyer, if there shall be any law or regulation that makes consummation of the Asset Purchase illegal or otherwise prohibited or if any judgment, injunction, order or decree permanently restraining, prohibiting or enjoining Buyer or the Company from consummating the Asset Purchase is entered and such judgment, injunction, order or decree shall become final and applicable;

(d) the Company, if there shall have been a breach by Buyer of any of its representations, warranties, covenants or agreements contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Article 9 and such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 15 days after written notice thereof shall have been received by Buyer, or Buyer shall be in material breach of any of its material obligations under the DIP Credit Agreement which breach is incapable of being cured or, if capable of being cured, shall not have been cured within 15 days after written notice thereof shall have been received by the Buyer;

(e) by Buyer, if there shall have been a breach by any Seller of any of its representations, warranties, covenants or agreements contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Article 8, and such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 15 days after written notice thereof shall have been received by the Company;

(f) by Buyer, if the Board of Directors of the Company shall have taken any action in violation or breach of Section 5.10;

(g) by Buyer, if (i) within three days of the Filing Date the Bankruptcy Court does not (A) enter the Interim Financing Order and (B) schedule a hearing to occur not later than the date 25 days after the Filing Date on motions or applications submitted by the Sellers on the Filing Date as part of the Bankruptcy Filings seeking approval of the Final Financing Order, the Sale Procedures Order and the Assumption Order, or (ii) the Bankruptcy Court has not approved the Final Financing Order, the Sale Procedures Order and the Assumption Order on or before the date that is 30 days after the Filing Date, or (iii) the Maturity Date (as defined in the Credit Agreement) shall have occurred, or (iv) any of the Interim Financing Order, the Final Financing Order, the Sales
Procedures Order or the Assumption Order shall fail to be in full force and effect or shall have been stayed, reversed, modified or amended in any respect without the prior written consent of Buyer;

(h) by Buyer, if Default or Event of Default (as such terms are defined in the DIP Credit Agreement) has occurred under the DIP Credit Agreement; or

(i) by Buyer, if:

(i) Decremented Minutes for any single calendar month during the Three Month Measurement Period are less than 85% of the monthly average for the third fiscal quarter of 1998 as set forth in Exhibit 12.1(i) hereto;

(ii) Decremented Minutes for the Three Month Measurement Period are less than 90% of those reported for the third fiscal quarter of 1998 as set forth in
Exhibit 12.1(i) hereto;

(iii) Service Revenues for any single calendar month during the Three Month Measurement Period are less than 85% of the monthly average for the third fiscal quarter of 1998 as set forth in Exhibit 12.1(i) hereto.

(iv) Service Revenues for the Three Month Measurement Period are less than 90% of Service Revenues for the third fiscal quarter of 1998 as set forth in
Exhibit 12.1(i) hereto;

(v) total EBITDA for the Business for the Three Month Measurement Period is a loss of $8,500,000 or more;

(vi) at any time there are one or more Lost Customer Agreements and/or Adjusted Contracts and the aggregate Lost Customer Adjustments and Impaired Customer Adjustments associated with such contracts would exceed the Maximum Estimated Adjustment if such adjustments were taken on any such date; or

(vii) as of the last day of any calendar month occurring prior to the Closing the sum of Working Capital as of such date and cash and cash equivalents on hand of all of the Sellers is less than negative $16,000,000.

Section 12.2. Procedure and Effect of Termination. In the event of termination of this Agreement by either or both of the Sellers and Buyer pursuant to Section 12.1, written notice thereof shall forthwith be given by the terminating party to the other party hereto, and this Agreement shall thereupon terminate and become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto; provided, however, that such termination shall not relieve any party hereto of any liability for any breach of this Agreement; and provided, further, that in connection with any such termination each party shall be and shall remain liable for any payments owed or that become owed pursuant to, or that arise as a result of any such termination pursuant to, the Sale Procedures Order or the Letter Agreement.

                                   ARTICLE 13

                           Purchase Price Adjustments


Section 13.1.  Estimated  Purchase Price  Adjustment.  Not later than the second
Business Day prior to the Closing Date, the Company shall deliver to Buyer a statement certified by an officer of the Company setting forth (i) the Estimated Adjustments (as defined on Exhibit 13.1), each as computed as indicated on
Exhibit 13.1 based on the good faith estimates of the chief executive officer and chief financial officer of the Company and (ii) the estimated Purchase Price Adjustment computed as indicated on Exhibit 13.1 based on the Estimated Adjustments (the "Estimated Purchase Price Adjustment").

Section 13.2. Post-Closing Purchase Price Adjustment. (a) Not later than the fifteenth day following the end of the Two Month Measurement Period (as defined in Exhibit 13.1), Buyer shall prepare and deliver to the Company (i) a statement of assets and liabilities of the Business as of the close of business on the day prior to the Closing Date (the "Closing Balance Sheet"), (ii) a statement of Decremented Minutes and Service Revenues for the six-month period ending at the conclusion of the Two Month Measurement Period (the "Closing

Minutes and Revenues Statement"), (iii) a statement of cash flows for the six-month period ending on the day prior to the Closing Date (the "Closing Cash Flow Statement", and, together with the Closing Balance Sheet and the Closing Minutes and Revenues Statement, the "Closing Statements") and (iv) a statement (the "Purchase Price Adjustment Statement") setting forth the Purchase Price Adjustment computed as indicated on Exhibit 13.1 based on the Actual Adjustments (as defined in Exhibit 13.1), in each case determined pursuant to the results indicated on the Closing Statements. The Closing Statements and the Purchase Price Adjustment Statement shall be prepared from the books and records of the Company and its subsidiaries and shall be prepared in accordance with GAAP applied on a basis consistent with the preparation of the financial statements included in the Recent 10-Q; provided, however, GAAP shall control the preparation of the Closing Statements and the Purchase Price Adjustment Statement (x) to the extent the preparation of the financial statements included in the Recent 10-Q were not in accordance with GAAP in any respect, and (y) in any event, with respect to the matters referred to in the Company's Current Report on Form 8-K filed with the SEC on January 7, 1999. In addition, the Purchase Price Adjustment Statement shall be accompanied by a certificate of Buyer's independent auditor confirming the amounts and adjustments indicated therein. Each Seller shall provide reasonable cooperation, including reasonable access to books, records, employees and former employees, in connection with the preparation of the Closing Statements and the Purchase Price Adjustment Statement.

(b) During the 30-day period following the Company's receipt of the Closing Statements and the Purchase Price Adjustment Statement, the Company and its independent auditors shall be permitted to review the relevant books and records of the Company and its subsidiaries as well as the working papers of Buyer's independent auditors relating to the Closing Statements and the Purchase Price Adjustment Statement. The Closing Statements and the Purchase Price Adjustment Statement shall become final and binding upon the all of the parties hereto on the 30th day following the Company's receipt thereof unless the Company gives written notice of its disagreement with the Purchase Price Adjustment Statement (a "Notice of Disagreement") to Buyer prior to such date. Any Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted. If a Notice of Disagreement is received by Buyer in a timely manner, then the Closing Statements and the Purchase Price Adjustment Statement (as revised in accordance with clauses (A) or (B) below) shall become final and binding on the earlier of (A) the date Buyer and the Company resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement or (B) the date any disputed matters are finally resolved in writing by the Accounting Firm.

(c) During the 30-day  period  following  delivery  of a Notice of  Disagreement
Buyer and the Company shall seek in good faith to resolve in writing any differences which they may have with respect to the matters specified in the Notice of Disagreement. At the end of such 30-day period (or such longer period as the parties may agree), Buyer and the Company shall select a mutually acceptable public accounting firm with nationally recognized auditing experience (the "Accounting Firm") or if they are unable to agree on an Accounting Firm, either may petition the Bankruptcy Court to select such Accounting Firm. No firm shall be selected to act as the Accounting Firm unless it has available to serve as the lead arbitrator at least three partners, each of whom has (i) at least 15 years of public accounting experience, (ii)
substantial experience as an arbitrator (or similar role) in connection with disagreements over purchase price adjustments arising out of purchase/sale transactions, and (iii) substantial expertise or experience in the telecommunications industry. Any and all matters which remain in dispute and which were included in the Notice of Disagreement shall be resolved by the Accounting Firm. Buyer and the Company shall jointly use all reasonable efforts to cause the Accounting Firm to render a decision within 30 days following submission. Buyer and the Company agree that judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced. Each of the parties shall bear their own costs of dispute resolution hereunder, and costs, fees and expenses of the Accounting Firm pursuant to this Section 13.2 shall be borne by equally by Buyer and the Company.

(d) If the Purchase Price Adjustment shown on the final Purchase Price Adjustment Statement is greater than the Estimated Purchase Price Adjustment, then the outstanding principal balance of the Holdback Note shall immediately and automatically be reduced by the amount of such difference; provided, that if as a result of such reduction the outstanding principal balance of the Holdback Note would otherwise be zero or less than zero, then (i) the outstanding principal balance shall be reduced to zero and (ii) the Sellers shall immediately pay to Buyer an amount in cash equal to the difference between (x) the amount of the difference between the Purchase Price Adjustment shown on the final Purchase Price Adjustment Statement and the Estimated Purchase Price Adjustment and (y) the outstanding principal balance of the Holdback Note immediately prior to such reduction, and only upon such payment shall Sellers be deemed to have satisfied their obligations pursuant to this Article 13. If the Estimated Purchase Price Adjustment is greater than the Purchase Price
Adjustment shown on the final Purchase Price Adjustment Statement, then the outstanding principal balance of the Holdback Note shall immediately and automatically be increased by the amount of the difference between Estimated Purchase Price Adjustment and the Purchase Price Adjustment shown on the final Purchase Price Adjustment Statement.

                                   ARTICLE 14

                                  Miscellaneous


Section 14.1. Survival of Representations and Warranties, Etc. The representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, any examination by or on behalf of the parties hereto, and the completion of the transactions contemplated herein, until the earlier of (a) the Bankruptcy Plan Confirmation Date and (b) the applicable date set forth in the following clauses:

(i) except as set forth in clause (ii) and (iii) below, until the third anniversary of the Closing Date;

(ii) with respect to the representations and warranties contained in Sections 3.1, 3.2, and 4.1, survive without limitation;

(iii) with respect to the representations and warranties contained in Section 7.1, survive as to any Tax covered by such representations and warranties for so long as the applicable statute of limitations for such Tax remains open, in whole or in part, including by reason of waiver of such statute of limitations.

Section 14.2. Survival of Covenants. The covenants and agreements of the parties contained in this Agreement shall survive the Closing in accordance with the terms hereof. Any and all covenants relating to Taxes shall survive so long as the applicable statute of limitations remains open, in whole or in part, including by reason of waiver of such statute of limitations.

Section 14.3. Higher and Better Offers. Notwithstanding anything herein to the contrary, this Agreement and the rights and obligations of the parties hereunder are subject to offers from third parties for the purchase of all or substantially all of the Assets that are received, accepted and approved as higher and better offers by the Bankruptcy Court or pursuant to procedures established by the Bankruptcy Court. In the event that, at any time prior to Bankruptcy Court Approval, any such offer or offers from third parties are so approved by the Bankruptcy Court, this Agreement shall terminate with the effect set forth in Section 12.2.

Section 14.4. Bankruptcy Court Approval. Sellers' obligations under this Agreement are subject to Bankruptcy Court Approval to the extent (and only to the extent) required by law.

Section 14.5. Company as Agent and Representative. Any obligation by Buyer to make payment or deliveries to all or any Sellers shall be satisfied by payment or delivery, as the case may be, to the Company. The Company is authorized by this Agreement, as a specific term of the Asset Purchase provided for herein, to act on behalf of and as representative of the Sellers and their successors under this Agreement.

Section 14.6. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given, if to Buyer, to:

                                                     AT&T Corp.
                                                     295 North Maple Avenue
                                                     Basking Ridge, New
                                                     Jersey  07920
                                                     Telecopy:  (908) 221-5791
                                                     Attn:  Steven Garfinkel
                  with a copy to:

                                                     Wachtell, Lipton, Rosen &
                                                     Katz
                                                     51 West 52nd Street
                                                     New York, NY  10019
                                                     Telecopy:  (212) 403-2000
                                                     Attn:  Mark Gordon

                  if to the Company
                  or to any Seller, to:

                                                     SmarTalk TeleServices,
                                                     Inc.
                                                     5080 Tuttle Crossing Blvd.
                                                     Dublin, Ohio  43016
                                                     Telecopy:  (614) 789-8999
                                                     Attn:  General Counsel
                  with a copy to:

                                                     Dewey Ballantine LLP
                                                     333 South Hope Street
                                                     Suite 3000
                                                     Los Angeles, CA  90071
                                                     Telecopy:  (213) 625-0562
                                                     Attn:  Robert M. Smith

                                                     and

                                                     Hennigan, Mercer & Bennett
                                                     661 South Figueroa Street
                                                     Los Angeles, CA  90017
                                                     Telecopy:  (213) 694-1234
                                                     Attn: Bruce Bennett


or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section.


Section 14.7. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and Buyer, or, in the case of a waiver, by the party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 14.8. Successors and Assigns. The provisions of this Agreement shall be binding, upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto except that Buyer may transfer or assign, in whole or from time to time in part, to one or more of Buyer's wholly-owned subsidiaries, any or all of its rights or obligations, but any such transfer or assignment will not relieve Buyer of its obligations under this Agreement.

Section 14.9. Entire Agreement; No Third Party Beneficiaries. (a) This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than that certain Confidentiality Agreement, dated September 24, 1998, between Buyer and the Company (the "Confidentiality Agreement"), by Buyer and the Company in connection with the transactions contemplated hereby, which shall survive the execution and delivery of this Agreement.

(b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 14.10. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

Section 14.11. Interpretation; Absence of Presumption. (a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires, (ii) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified,
(iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive, and (v) provisions shall apply, when appropriate, to successive events and transactions.

(b) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

Section  14.12.   Severability.   Any  provision  hereof  which  is  invalid  or
unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

Section 14.13. Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

Section 14.14. Specific Performance. The parties hereto each acknowledge that, in view of the uniqueness of the subject matter hereof, each of the parties would not have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms, and therefore agree that each party shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled at law or in equity.

Section 14.15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof which would require the application of the laws of another state.

Section 14.16. Arbitration. (a) Dispute Resolution. Except as otherwise provided in Section 13.2, all controversies, disputes or claims arising among the parties in connection with, or with respect to, any provision of this Agreement which has not been resolved within twenty (20) days after either Buyer, on the one hand, or Sellers, on the other hand, have notified the other in writing of such controversy, dispute or claim, shall be submitted for arbitration in accordance with the rules of the American Arbitration Association or any successor thereof. Arbitration shall take place at an appointed time and place in New York, New York.

(b) Selection of Arbitrators. Buyer, on the one hand, and Sellers, on the other hand each shall select one arbitrator (who shall not be counsel for such party), and the two so designated shall select a third arbitrator. If either party shall fail to designate an arbitrator within seven calendar days after arbitration is requested, or if the two arbitrators shall fail to select a third arbitrator within 14 calendar days after arbitration is requested, then such arbitrator shall be selected by the American Arbitration Association or any successor thereto upon application of either party. Judgment upon any award of the majority of arbitrators shall be binding and shall be entered in a court of competent jurisdiction. Subject to the provisions of this Agreement, the award of the arbitrators may grant any relief that a court of general jurisdiction has authority to grant, including, without limitation, an award of damages and/or injunctive relief, and shall assess, in addition, the cost of the arbitration, including the reasonable fees of the arbitrator, reasonable attorneys' fees and costs of all prevailing parties, against all non-prevailing parties.

(c) Temporary Injunctive Relief. Nothing herein contained shall bar the right of any of the parties to seek and obtain temporary injunctive relief from a court of competent jurisdiction in accordance with applicable law against threatened conduct that will cause loss or damage, pending completion of the arbitration, and the prevailing party therein shall be entitled to an award of its reasonable attorneys' fees and costs.

(d) Arbitration Rules. All disputes and claims shall be determined by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules") in effect on the date hereof, except that such Rules shall be modified by this Agreement.

(e) Arbitration Proceedings. All arbitral proceedings arising under, or in connection with, this Agreement shall be governed by the Federal Rules of Civil Procedure. Notwithstanding the previous sentence, the arbitrators' award shall be made no later than ninety (90) days after their appointment. Subject to the parties' right to be treated fairly, the arbitrators may shorten the periods of time otherwise applicable to the arbitral proceedings under the Rules or the Federal Rules of Civil Procedure to permit the award to be made within the time limitation set forth in the previous sentence.

                  IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the day first above written.

BUYER:                                      AT&T CORP.


                                            By: /s/ Howard E. McNally
                                                ---------------------
                                                Name:  Howard E. McNally
                                                Title:   Vice President


SELLERS:                                    SMARTALK TELESERVICES, INC.


                                            By: /s/ Erich Spangenberg
                                                ---------------------
                                                Name:  Erich Spangenberg
                                                Title:   President and Chief
                                                         Executive Officer


                                            CANADA TELECOM NETWORK INC.

                                            By: /s/ Erich Spangenberg
                                                ---------------------
                                                Name: Erich Spangenberg
                                                Title:   President and Chief
                                                         Executive Officer


                                            CONQUEST COMMUNICATIONS CORP.

                                            By: /s/ Erich Spangenberg
                                                ---------------------
                                                Name: Erich Spangenberg
                                                Title:   President and Chief
                                                         Executive Officer


                                            CONQUEST LONG DISTANCE CORP.

                                            By: /s/ Erich Spangenberg
                                                ---------------------
                                                Name: Erich Spangenberg
                                                Title:   President and Chief
                                                         Executive Officer



                  [Signature Page to Asset Purchase Agreement]

                                            CONQUEST OPERATOR SERVICES, CORP.

                                            By:  /s/ Erich Spangenberg
                                                 ---------------------
                                                 Name: Erich Spangenberg
                                                 Title:   President and Chief
                                                          Executive Officer

                                            CQ OPERATOR SERVICES, L.P.

                                            By:  /s/ Erich Spangenberg
                                                 ---------------------
                                                 Name: Erich Spangenberg
                                                 Title:   President and Chief
                                                          Executive Officer

                                            CONQUEST OPERATOR SERVICES (U.K.)
                                            LTD.

                                            By:  /s/ Erich Spangenberg
                                                 ---------------------
                                                 Name: Erich Spangenberg
                                                 Title:   President and Chief
                                                          Executive Officer

                                            CONQUEST TELECOMMUNICATION
                                            SERVICES CORP.

                                            By:  /s/ Erich Spangenberg
                                                 ---------------------
                                                 Name: Erich Spangenberg
                                                 Title:   President and Chief
                                                          Executive Officer

                                            CREATIVE NETWORK MARKETING, INC.

                                            By:  /s/ Erich Spangenberg
                                                 ---------------------
                                                 Name: Erich Spangenberg
                                                 Title:   President and Chief
                                                          Executive Officer

                                            CTN INTERACTIVE, INC.

                                            By:  /s/ Erich Spangenberg
                                                 ---------------------
                                                 Name: Erich Spangenberg
                                                 Title:   President and Chief
                                                          Executive Officer

                                            GTI TELECOM, INC.

                                            By:  /s/ Erich Spangenberg
                                                 ---------------------
                                                 Name: Erich Spangenberg
                                                 Title:   President and Chief
                                                          Executive Officer


                  [Signature Page to Asset Purchase Agreement]

                                            SMARTALK (DELAWARE) CORPORATION

                                            By:  /s/ Erich Spangenberg
                                                 ---------------------
                                                 Name: Erich Spangenberg
                                                 Title:   President and Chief
                                                          Executive Officer

                                            SMARTALK ACQUISITION CORP.

                                            By:  /s/ Erich Spangenberg
                                                 ---------------------
                                                 Name: Erich Spangenberg
                                                 Title:   President and Chief
                                                          Executive Officer

                                            SMARTALK CANADA INC.

                                            By:  /s/ Erich Spangenberg
                                                 ---------------------
                                                 Name: Erich Spangenberg
                                                 Title:   President and Chief
                                                          Executive Officer

                                            SMARTALK HOLDINGS CORPORATION

                                            By:  /s/ Erich Spangenberg
                                                 ---------------------
                                                 Name: Erich Spangenberg
                                                 Title:   President and Chief
                                                          Executive Officer

                                            SMARTALK INVESTMENT CORPORATION

                                            By:  /s/ Erich Spangenberg
                                                 ---------------------
                                                 Name: Erich Spangenberg
                                                 Title:   President and Chief
                                                          Executive Officer

                                            SMARTALK TELESERVICES (U.K.) LTD.

                                            By:  /s/ Erich Spangenberg
                                                 ---------------------
                                                 Name: Erich Spangenberg
                                                 Title:   President and Chief
                                                          Executive Officer

                                            SMARTALK USPS SALES CO.

                                            By:  /s/ Erich Spangenberg
                                                 ---------------------
                                                 Name: Erich Spangenberg
                                                 Title:   President and Chief
                                                          Executive Officer


                  [Signature Page to Asset Purchase Agreement]

                                            SMARTEL COMMUNICATIONS INC.

                                            By:  /s/ Erich Spangenberg
                                                 ---------------------
                                                 Name: Erich Spangenberg
                                                 Title:   President and Chief
                                                          Executive Officer

                                            SMARTEL COMMUNICATIONS OF
                                            VIRGINIA, INC.

                                            By:  /s/ Erich Spangenberg
                                                 ---------------------
                                                 Name: Erich Spangenberg
                                                 Title:   President and Chief
                                                          Executive Officer

                                                 SMARTEL INTERNATIONAL, INC.

                                            By:  /s/ Erich Spangenberg
                                                 ---------------------
                                                 Name: Erich Spangenberg
                                                 Title:   President and Chief
                                                          Executive Officer

                                                 SMARTEL, INC.

                                            By:  /s/ Erich Spangenberg
                                                 ---------------------
                                                 Name: Erich Spangenberg
                                                 Title:   President and Chief
                                                          Executive Officer

                                            SMTK ACQUISITION CORP.

                                            By:  /s/ Erich Spangenberg
                                                 ---------------------
                                                 Name: Erich Spangenberg
                                                 Title:   President and Chief
                                                          Executive Officer

                                            SMTK ACQUISITION CORP. III

                                            By:  /s/ Erich Spangenberg
                                                 ---------------------
                                                 Name: Erich Spangenberg
                                                 Title:   President and Chief
                                                          Executive Officer

                                            SMTK NY-1 CORP.

                                            By:  /s/ Erich Spangenberg
                                                 ---------------------
                                                 Name: Erich Spangenberg
                                                 Title:   President and Chief
                                                          Executive Officer


                  [Signature Page to Asset Purchase Agreement]

                                            USA TELECOMMUNICATIONS SERVICES,
                                            INC.

                                            By:  /s/ Erich Spangenberg
                                                 ---------------------
                                                 Name: Erich Spangenberg
                                                 Title:   President and Chief
                                                          Executive Officer

                                            WORLDWIDE DIRECT, INC.

                                            By:  /s/ Erich Spangenberg
                                                 ---------------------
                                                 Name: Erich Spangenberg
                                                 Title:   President and Chief
                                                          Executive Officer


                  [Signature Page to Asset Purchase Agreement]

                                    Exhibit 1

                                Letter Agreement

                                    Exhibit 2

                              DIP Credit Agreement

                                   Exhibit 2.6

                [FORM OF FACE OF NON-NEGOTIABLE FIXED RATE NOTE]

                                Promissory Note

                                                        Dated: __________, 1999

Principal Amount:     Denominated Below
Interest Rate:        _____  %

                  This Note is a duly authorized, non-negotiable Note of __________, a ___________ corporation (the "Company"), issued pursuant to and subject to the provisions of an Asset Purchase Agreement dated as of _______ ___, 1999 (the "Asset Purchase Agreement"), between the Company, SmarTalk Teleservices, Inc., a California corporation ("SmarTalk"), and certain subsidiaries of SmarTalk. Capitalized terms used herein and not otherwise defined shall have the meanings specified in the Asset Purchase Agreement.

                  Subject to the provisions hereof and as set forth in the Asset Purchase Agreement, the Company for value received, hereby promises to pay to the order of SmarTalk at such account as it shall designate, the Principal Amount, described in the following section, on the Payment Date, as defined below, or, if such day is not a Business Day, as defined below, on the next succeeding Business Day, and to pay simple interest at the three month LIBOR rate as of the last fixing on or prior to the Closing Date (the "Interest Rate") on the Principal Amount outstanding at the Payment Date. "Business Day" means any day other than a Saturday, Sunday or other day that is neither a legal holiday nor a day on which banking institutions in the City of New York are authorized or required by law, regulation or executive order to be closed.

Principal. The principal amount of this Note shall initially be Forty Million Dollars and No Cents ($40,000,000.00) but shall automatically be decreased or increased, as the case may be, from time to time pursuant to and as provided for in Sections 10.6 and 13.2(d) of the Asset Purchase Agreement (such amount, as so increased or decreased, when finally determined pursuant to and in accordance with said Sections 10.6 and 13.2(d), the "Principal Amount"); provided, however, that in no event shall the Principal Amount be increased above $80,000,000.00. If the Principal Amount shall be equal to zero, this Note shall immediately be deemed void, canceled and satisfied, and Company shall not be required for any reason to make any further payments thereon except with respect to any accrued interest that remains outstanding. Any principal, interest or other obligation outstanding under a credit facility, if any, extended by the Company to SmarTalk while SmarTalk was a debtor in possession under Section 1101 of Title 11 of the United States Code, as amended, may be applied as a set off to reduce the Principal Amount at the Company's election.

Interest. Simple interest shall accrue on this Note from the date hereof through the Payment Date at the Interest Rate. The amount of interest due on this Note shall be based on the Principal

Amount as of the Payment Date and based on the number of days elapsed from the Closing Date through the Payment Date.

Payment Date. The Principal Amount together with any accrued interest thereon shall become immediately due and payable upon the tenth Business Day following the later of (a) the date on which the Company shall have received written notice from SmarTalk that the Bankruptcy Plan Confirmation Date shall have occurred and (b) the date upon which all claims, disputes or disagreements outstanding under Sections 10.6 and 13.2 of the Asset Purchase Agreement as of the Bankruptcy Plan Confirmation Date have been finally determined and resolved in accordance with the Asset Purchase Agreement (such tenth Business Day, the "Payment Date").

Prepayment. The undersigned may prepay all but not less than all of the Principal Amount of this Note at any time and from time to time without premium or penalty.

Default. If any amount owing under this Note is not paid when due, the outstanding principal balance of this Note together with accrued interest thereon shall, on demand by SmarTalk, be due and payable. The outstanding balance of any amount owing under this Note which is not paid when due shall bear interest at the rate of 12% per annum. Notwithstanding the foregoing, if for any reason the effective interest payable hereunder should exceed the maximum lawful interest, the effective interest shall be deemed reduced to, and shall be, such maximum lawful interest; and if any amount is paid under this Note as interest in excess of such maximum rate, then the amount so paid will not constitute interest but will constitute a prepayment of the outstanding Principal Amount of this Note.

Offset Rights. Any other provision contained herein or in the Asset Purchase Agreement notwithstanding, the Company's obligations hereunder are subject to, and the Company shall have the benefit of, all defenses, counterclaims, rights of offset or recoupment or other claims and rights (collectively, "Offsets") the Company may have at any time against SmarTalk or any transferee or assignee of the Company's obligations or any part thereof or interest therein, whether the claim or the Company relied upon for such purpose is matured or unmatured, this and no transfer or assignment of this Note or other obligation of the Company, or of any rights in respect thereof, pursuant to any plan of reorganization or liquidation or otherwise shall affect or impair the availability to the Company of the Offsets.

Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                  [Signature Page to Asset Purchase Agreement]

IN WITNESS WHEREOF, __________, has caused this Note to be duly executed under its corporate seal.

Dated: __________________, 19__               [COMPANY]

[SEAL]

Attest



----------------------------                   By:----------------------------

                  [Signature Page to Asset Purchase Agreement]

                                 Exhibit 5.5(a)

                Forms of Bankruptcy Court Petitions and Filings:
                             Interim Financing Order
                              Final Financing Order
                              Sale Procedures Order

                                   Exhibit 8.6

                     Form of Bankruptcy Court Approval Order

                                 Exhibit 12.1(i)



Schedule A - Q3 1998 Decremented Minutes

GTI                                                                29,617,737
CQ                                                                151,320,181
Cardinal/CTN                                                       13,662,300
Voice Choice/West                                                  20,599,430
Link/ODC (see calculation below)                                   27,979,216
                                                            -----------------
                                                 Total            243,178,864

Link/ODC Decremented Units
Link ODC Service Revenue                                            3,497,402
Wholesale Rate per Link/ODC Decremented Minute                          0.125
                                                            -----------------
Link ODC Decremented Minutes                                       27,979,216

Schedule B - Q3 1998 Wholesale Decremented Revenue

GTI                                                                 4,704,885
CQ                                                                 22,297,418
Cardinal/CTN                                                        2,732,460
Voice Choice/West                                                   3,758,147
Link/ODC                                                            3,497,402
                                                                -------------
                                                 Total             36,990,312

Schedule C - Q3 1998 Non-Recurring Expenses

Moving Expenses                                                         637,000

Salaries and Benefit Cut                                              1,100,000

Relocation Bonuses                                                      100,000

Rent Termination                                                        101,000

CO-OP Staples and Bergen Brunswick                                    1,091,000

Tax Fees Related to Reorganization                                      100,000

Eckerd MDF                                                            1,000,000

Consulting Bills                                                      1,300,000

Travel                                                                  300,000

Excess Delivery Expenses                                                500,000

Supplies                                                                100,000

Telephone Expenses                                                      200,000
                                                  -----------------------------
                                                                      6,529,000

EBITDA                                                              (10,609,405)

   EBITDA Adjustments                                                 6,529,000

   Link ODC Adjustment                                               (3,600,000)
                                                  -----------------------------
Adjusted EBITDA                                                      (7,680,405)
  Cushion                                                              (800,000)
                                                  -----------------------------
EBITDA Covenant                                                      (8,480,405)

                                  Exhibit 13.1


A.       COMPONENTS OF PURCHASE PRICE ADJUSTMENT

         1. The "Purchase Price Adjustment" shall be the lesser of (x) $70,000,001 and (y) the sum of the following components (after giving effect to any Duplication Adjustment):

                  a)       the Working Capital Adjustment;

                  b) the lesser of (1) $45,000,001 and (2) the sum of the following components:

                           (i)      the Lost Customer Adjustment;

                           (ii)     the Impaired Customer Adjustment;

                           (iii)    whichever is greater of:
                                    (A)     the First Decremented Minutes
                                            Adjustment; or
                                    (B      the First Revenue Adjustment; and

                           (iv)     whichever is greater of:
                                    (A)     the Second Decremented Minutes
                                            Adjustment; or
                                    (B)     the Second Revenue Adjustment.

         2.       The First Decremented Minutes Adjustment shall be, as follows:

                      If the total number of Decremented Minutes for the Three Month Measurement Period is less than 243,000,000, then:

                      (a) 243,000,000 minus the total number of Decremented Minutes for the Three Month Measurement Period, multiplied by (b) 2.5, multiplied by (c) 4 (in order to annualize), multiplied by (d) $0.18 (the blended wholesale rate).

         3.       The First Revenue Adjustment shall be as follows:

                      If  the  total  Service   Revenues  for  the  Three  Month
                      Measurement Period is less than $36,900,000 then:

                      (a) $36,900,000 minus total Service Revenues for the Three
                      Month   Measurement   Period,   multiplied   by  (b)  2.5,
                      multiplied by (c) 4 (in order to annualize).

         4. The Second Decremented Minutes Adjustment shall be, as follows:

                      If the total number of Decremented Minutes for the Two Month Measurement Period is less than 2/3 of the total number of Decremented Minutes for the Three Month Measurement Period, then:

                      (a) 2/3 of the total number of Decremented Minutes for the Three Month Measurement Period minus the total number of Decremented Minutes for the Two Month Measurement Period, multiplied by (b) 2.5, multiplied by (c) 6 (in order to annualize), multiplied by (d) $0.18 (the blended wholesale rate);

                      provided, however, that if the weekly rate of accumulation of Decremented Minutes relating to any Customer Agreement during the period from the Closing Date to the end of the Two Month Measurement Period is less than the weekly rate for the period from the beginning of the Two Month Measurement Period to the Closing Date, and the primary cause of such decrease is an action taken by Buyer after the Closing Date with respect to the customer under such Customer Agreement, then for purposes of the Second Decremented Minutes Adjustment, Decremented Minutes for the Two Month Measurement Period for each such contract shall be the number of Decremented Minutes arising under such Customer Agreement from the beginning of the Two Month Measurement Period to the Closing Date multiplied by a fraction, the numerator of which shall be the number of days in the Two Month Measurement Period and the denominator of which shall be the number of days in the Two Month Measurement Period that occur prior to the Closing Date.

         5.       The Second Revenue Adjustment shall be as follows:

                      If total Service Revenues for the Two Month Measurement Period is less than 2/3 of total Service Revenues for the Three Month Measurement Period, then:

                      (a) 2/3 of total Service Revenues for the Three Month Measurement Period minus total Service Revenues for the Two Month Measurement Period, multiplied by (b) 2.5, multiplied by (c) 6 (in order to annualize).

                      provided, however, that if the weekly rate of accumulation of Service Revenues relating to any Customer Agreement during the period from the Closing Date to the end of the Two Month Measurement Period is less than the weekly rate for the period from the beginning of the Two Month Measurement Period to the Closing Date, and the primary cause of such decrease is an action taken by Buyer after the Closing Date with respect to the customer under such Customer Agreement, then for purposes of the Second Revenue Adjustment, Service Revenues for the Two Month Measurement Period for each such contract shall be the amount of Service Revenue arising under such Customer Agreement from the beginning of the Two Month

                      Measurement Period to the Closing Date multiplied by a fraction, the numerator of which shall be the number of days in the Two Month Measurement Period and the denominator of which shall be the number of days in the Two Month Measurement Period that occur prior to the Closing Date.

         6.       The Lost Customer Adjustment shall be as follows:

                      With respect to each Customer Agreement in effect on the date of this Agreement, in the event that as of the Closing such Customer Agreement has expired or been terminated, or assumption thereof by the relevant Sellers and assignment thereof to Buyer has not been approved by the Assumption Order, or the Assumption Order has been entered with respect such Customer Agreement but has not become a Final Order with respect to such Customer Agreement as of the Closing Date (each, a "Lost Customer Agreement"), then:

                      (a) 2.5, multiplied by (b) 12, multiplied by (c) the average monthly Decremented Minutes under such Customer Agreement for the third fiscal quarter of 1998, multiplied by (d) the average contractual wholesale rate under such Customer Agreement for the third fiscal quarter of 1998.

         7.       The Impaired Customer Adjustment shall be as follows:

                      With respect to each Customer Agreement in effect on the date of this Agreement, in the event that as of the Closing such Customer Agreement is not a Lost Customer Agreement but (i) is the subject of any breach, violation, default, non-compliance or nonperformance by any party thereto, or (ii) is the subject of any change, amendment, modification or adjustment (whether written or oral) that, in either case, has the effect of (A) creating any
                      Incremental Marketing Costs (as defined below), (B) changing the effective wholesale rate under such Customer Agreement at any time at or after the Closing, or (C) giving rise to any Reduced Minutes (as defined below) (each such agreement, an "Adjusted Contract", and the customer associated with such Adjusted Contract, an
                      "Impaired Customer"), then the Purchase Price will be reduced by an amount equal to the sum of (1), (2) and (3), where (1), (2) and (3) are as follows:

                      (1) the Adjusted Rate multiplied by 4, multiplied by 2.5, multiplied by 3.1075, multiplied by the actual Decremented Minutes for such Customer during the third fiscal quarter of 1998, where "Adjusted Rate" means (A) the average contractual wholesale rate under such Customer Agreement for the third fiscal quarter of 1998 minus (B) the revised contractual wholesale rate under such Customer Agreement for post-Closing periods (the "New Rate").

                      (2) the New Rate multiplied by 2.5 multiplied by 4 multiplied by the Reduced Minutes, where "Reduced Minutes" means actual Decremented Minutes under the applicable contract for the third fiscal quarter of 1998 minus the

                           Expected Minutes for such contract, and "Expected Minutes" means (i) if the relevant adjustment reduces the number of retail outlets at which the Company's Prepaid Calling Cards are offered for sale ("Adjusted Stores"), then (x) the ratio of Adjusted Stores to originally contracted stores multiplied by (y) actual Decremented Minutes under such contract for the third fiscal quarter of 1998; plus, (ii) if the relevant adjustment reduces the required minimum purchase commitment under such Adjusted Contract, then (x) the ratio of the new required minimum purchase commitment for the remaining life of the contract to the pre-adjustment minimum purchase commitment for the remaining life of the contract, multiplied by (y) actual Decremented Minutes under such contract for the third fiscal quarter of 1998.

                      (3)  Annualized  Incremental Marketing Costs multiplied by
                           2.5 multiplied by 3.1075, where "Annualized Incremental Marketing Costs" means the amount of any Incremental Marketing Costs multiplied by 365 and divided by the number of days remaining in the life of the relevant Adjusted Contract, and where "Incremental Marketing Costs" means any MDF, Co-op, Advertising or similar costs or expenses to be incurred in connection with the relevant Adjusted Contract over the remaining life of such contract that (i) is additional to any such amounts that would otherwise have been incurred had such Adjusted Contract not been changed, adjusted or amended and
                           (ii) is not expended prior to the Closing Date;

                      provided, however, that if the Adjusted Contract relates to a Customer Agreement in effect on the date of this Agreement with any of the customers referred to in clause
                      (i) of the  definition of "Service  Revenues" set forth in
                      Article I of the Agreement, then the adjustment referred to in (1) above shall not be included in the calculation of any Impaired Customer Adjustment with respect to such Adjusted Contract.

                      If (i) Sellers have a reasonable, good faith belief that such Adjusted Contract is or will be more beneficial on the whole to the Business on an ongoing basis after the Closing than the Customer Agreement which it replaces,
                      (ii) based on such belief Sellers shall have requested in writing that Buyer consent to such Adjusted Contract without any Impaired Customer Adjustment, and (iii) Buyer, in its sole discretion, consents (an "Adjustment Consent") to the existence of such Adjusted Contract without any Impaired Customer Adjustment being taken with respect thereto, then no Impaired Customer Adjustment shall be made with respect to such Adjusted Contract.

         8.       Working Capital Adjustment

                      If the amount of Working Capital as of the Closing Date shall be less than negative $5,000,000, then:

                      Negative $5,000,000 minus the amount of Working Capital as of the day prior to the Closing Date.

         9.       Duplication Adjustments

                      If any change, amendment or adjustment to any Customer Agreement results in a Lost Customer Adjustment or an Impaired Customer Adjustment and also results in a contractual reduction in Decremented Minutes or Service Revenue for either Measurement Period, then the appropriate Lost Customer Adjustment or Impaired Customer Adjustment will be taken and (x) the calculated Decremented Minutes for the First Decremented Minutes Adjustment or Second Decremented Minutes Adjustment, as applicable, will be increased by the number of Lost Minutes, if any, for the applicable Measurement Period; and (y) the calculated Service Revenues for the First Service Revenue Adjustment or Second Service Revenue Adjustment, as applicable, will be increased by the amount of Lost Service Revenues, if any, for the applicable Measurement Period.

B.       DEFINITIONS

                  "Adjusted  Contract"  has the  meaning set forth above in this
Exhibit 13.1.

                  "Adjustment  Consent"  has the meaning set forth above in this
Exhibit 13.1.

                  "Adjusted  Rate"  has the  meaning  set  forth  above  in this
Exhibit 13.1.

                  "Adjusted  Stores"  has the  meaning  set forth  above in this
Exhibit 13.1.

                  "Annualized Incremental Marketing Costs" has the meaning set forth above in this Exhibit 13.1.

                  "Current Assets" means (i) all of the balance sheet accounts that would be included in the Current Asset account on a balance sheet prepared in accordance with GAAP, plus (ii) the Allowance for Doubtful Accounts balance as at September 30, 1998, minus (iii) cash and cash equivalents, minus (iv) the New Millennium Note, minus (v) current portion of any Excluded Asset, minus (vi) Trade Accounts Receivable Reserves, which shall be calculated with the following baskets:

                       Age of Account                       Reserve %
                       --------------                       ---------
                       0-30 days                                  5%
                       31-60 days                                15%
                       61-90 days                                50%
                       90-120 days                               90%
                       Over 120 days                            100%
                      and for receivables existing on the Closing Date related to Adjusted Contracts: 100% (provided that in the event any amounts are subsequently collected pursuant to such Adjusted Contract receivables, such amounts shall be remitted by Buyer to the Company in accordance with
                      Section 2.2(g)).

                  "Current Liabilities" means (a) all of the balance sheet accounts that would be included in the Current Liabilities account on a balance sheet prepared in accordance with GAAP other than the following accounts: (i) Accrued Interest Payable, (ii) Current Portion of Long-Term Debt, (iii)
Liability for Discontinued Operations, and (iv) the following sub-accounts included in Other Accrued Expenses: Other, Legal and Professional Fees, and Unidentified, minus (b) current portion of Excluded Liabilities.

                  "Expected  Minutes"  has the  meaning  set forth above in this
Exhibit 13.1.

                  "Impaired  Customer"  has the  meaning set forth above in this
Exhibit 13.1.

                  "Incremental Marketing Costs" has the meaning set forth above in this Exhibit 13.1.

                  "Lost Customer Agreement" has the meaning set forth above in this Exhibit 13.1.

                  "Lost Minutes" means, for each Adjusted Contract for each relevant Measurement Period, the difference between (A) actual Decremented Minutes for the third fiscal quarter of 1998 and (B) actual Decremented Minutes in the relevant Measurement Period, but only to the extent such difference is the result of the adjustment that resulted in such Adjusted Contract being deemed an Adjusted Contract.

                  "Lost Revenues" means, for each Adjusted Contract for each relevant Measurement Period, the difference between (A) actual Service Revenues for the third fiscal quarter of 1998 and (B) actual Service Revenues in the Three Month Measurement Period or 150% of actual Service Revenues in the Two Month Measurement Period, as the case may be, but only to the extent such difference is the result of the adjustment that resulted in such Adjusted Contract being deemed an Adjusted Contract.

                  "New Millennium Note" means, collectively, (i) that certain 12.5% Senior Secured Note due 1999 issued by New Millennium Communications Corp. in favor of SmarTalk TeleServices, Inc. for $572,039.85, dated as of September 16, 1998; (ii) that certain 12% Senior Secured Note due 1999 issued by New Millennium Communications Corp. in favor of SmarTalk TeleServices, Inc. for $19,067,995, dated as of June 12, 1998; (iii) that certain 12.5% Senior Secured Note due 1999 issued by New Millennium Communications Corp. in favor of SmarTalk TeleServices, Inc. for $613,751.09, dated as of December 12, 1998, and (iv) any other note of New Millenium Communications Corp. in favor of SmarTalk TeleServices, Inc. or any of its subsidiaries that is not an Asset.

                  "New Rate" has the  meaning  set forth  above in this  Exhibit
13.1.

                  "Reduced  Minutes"  has the  meaning  set forth  above in this
Exhibit 13.1.

                  "Three Month Measurement Period" means the three calendar month period concluding at the end of the calendar month preceding the month in which the Closing occurs.

                  "Two Month Measurement Period" means the two calendar month period concluding at the end of the calendar month that follows the calendar month in which the Closing occurs.

                  "Measurement Period" means either of the Two Month Measurement Period and the Three Month measurement Period.

                  "Working Capital" means, as of any date, Currents Assets (as defined herein) as of such date minus Current Liabilities (as defined herein) as of such date.

C.       ESTIMATED AND ACTUAL ADJUSTMENTS

                  "Good Faith Estimate" means an estimate that is made in good faith, with the concurrence of the Company's independent auditors, and is based upon a review of any monthly, weekly or other operating or financial information made available from time to time to or prepared by the Chief Executive Officer, Chief Financial Officer, General Counsel or Controller of the Company.

                  "Estimated First Decremented Minutes Adjustment" means a Good Faith Estimate of the First Decremented Adjustment based upon a Good Faith Estimate of the total number of Decremented Minutes for the Three Month Measurement Period.

                  "Estimated First Revenue Adjustment" means a Good Faith Estimate of the First Revenue Adjustment based upon a Good Faith Estimate of total Service Revenues for the Three Month Measurement Period.

                  "Estimated Second Decremented Minutes Adjustment" means a Good Faith Estimate of the Second Decremented Adjustment based upon a Good Faith Estimate of the total number of Decremented Minutes for the Three Month Measurement Period and the Two Month Measurement Period.

                  "Estimated Second Revenue Adjustment" means a Good Faith Estimate of the Second Revenue Adjustment based upon a Good Faith Estimate of total Service Revenues for the Three Month Measurement Period and the Two Month Measurement Period.

                  "Estimated Impaired Customer Adjustment" means a Good Faith Estimate of the Impaired Customer Adjustment based upon a Good Faith Estimate of the Assumed Contracts that will be Adjusted Contracts as of the Closing Date and the Adjusted Rate, New Rate, Reduced Minutes, Expected Minutes and Annualized Incremental Marketing Costs (in each case, if any) associated with each such Adjusted Contract.

                  "Estimated Lost Customer Adjustment" means a Good Faith Estimate of the Lost Customer Adjustment based upon a Good Faith Estimate of the Assumed Contracts that will be Lost Customer Agreements as of the Closing Date and the value and Decremented Minutes associated with each such Lost Customer Agreement.

                  "Estimated Working Capital Adjustment" means a Good Faith Estimate of the Working Capital Adjustment based upon a Good Faith Estimate of the amount of Working Capital as of the day prior to the Closing Date.

                  "Estimated Adjustments" means the Estimated First Decremented Minutes Adjustment, the Estimated Second Decremented Minutes Adjustment, the Estimated First Revenue Adjustment, the Estimated Second Revenue Adjustment, the Estimated Lost Customer Adjustment, the Estimated Impaired Customer Adjustment, and the Estimated Working Capital Adjustment.

                  "Actual First Decremented Minutes Adjustment" means the First Decremented Adjustment based upon the actual total number of Decremented Minutes for the Three Month Measurement Period as indicated in the Closing Statements delivered pursuant to Section 13.2.

                  "Actual First Revenue Adjustment" means the First Revenue Adjustment based upon the actual total Service Revenues for the Three Month Measurement Period as indicated in the Closing Statements delivered pursuant to
Section 13.2.

                  "Actual Second Decremented Minutes Adjustment" means the Second Decremented Adjustment based upon the actual total number of Decremented Minutes for the Two Month Measurement Period as indicated in the Closing Statements delivered pursuant to Section 13.2.

                  "Actual Second Revenue Adjustment" means the Second Revenue Adjustment based upon the actual total Service Revenues for the Three Month Measurement Period as indicated in the Closing Statements delivered pursuant to
Section 13.2.

                  "Actual Impaired Customer Adjustment" means the Customer Adjustment based upon the actual Assumed Contracts that are Adjusted Contracts as of the Closing Date and the Adjusted Rate, New Rate, Reduced Minutes, Expected Minutes and Annualized Incremental Marketing Costs (in each case, if any) associated with each such Adjusted Contract.

                  "Actual   Lost   Customer   Adjustment"   means  the  Customer
Adjustment  based  on the  actual  Assumed  Contracts  that  are  Lost  Customer
Agreements as of the Closing Date and the value and Decremented Minutes associated with each such Lost Customer Agreement.

                  "Actual Working Capital Adjustment" means the Working Capital Adjustment based upon the actual amount of Working Capital as of the day prior to the Closing Date as indicated in the Closing Statements delivered pursuant to
Section 13.2.

                  "Actual Adjustments" means the Actual First Decremented Minutes Adjustment, the Actual Second Decremented Minutes Adjustment, the Actual First Revenue Adjustment, the Actual Second Revenue Adjustment, the Actual Lost Customer Adjustment, the Actual Impaired Customer Adjustment, and the Actual Working Capital Adjustment.